AGREEMENT AND PLAN OF MERGER

by and among

MCF CORPORATION

MEDPANEL ACQUISITION I CORP.

PANEL INTELLIGENCE LLC

MEDPANEL, INC.

and

WILLIAM FEBBO

November 6, 2006

TABLE OF CONTENTS

1.	DEFINITIONS.			1
	1.1	Certain Defined Terms		1
	1.2	Other Terms		4
	1.3	“Knowledge”		5

2.	THE MERGERS.			5
	2.1	The Mergers		6
		2.1.1	First Merger	6
		2.1.2	Second Merger	6
	2.2	The Effective Times		6
		2.2.1	First Merger	6
		2.2.2	Second Merger	6
	2.3	The Closing		6
	2.4	Effect of the Mergers		6
	2.5	Certificate of Incorporation and Bylaws; Directors and Officers		7
	2.6	Effect on Capital Stock		7
		2.6.1	Preferred Stock	7
		2.6.2	Common Stock	7
		2.6.3	Treasury Stock; Etc	7
		2.6.4	Options	7
		2.6.5	Capital Stock of Merger Sub One	7
		2.6.6	Capital Stock of Surviving Corporation	7
	2.7	Merger Consideration		7
		2.7.1	Initial Consideration Amount	7
			(a) Balance Sheet Escrow	7
			(b) Indemnity Escrow	8
			(c) Escrow Agreement	8
		2.7.2	Incentive Consideration Amount	8
		2.7.3	Change of Control	8
		2.7.4	Allocation and Priority	9
		2.7.5	Fractional Shares	9
	2.8	Balance Sheet Escrow Adjustment		10
		2.8.1	Projected Net Working Capital and Net Cash	10
		2.8.2	Initial Balance Sheet.	10
		2.8.3	Final Resolution of Unresolved Disputes	10
		2.8.4	Balance Sheet Escrow Adjustment	10
		2.8.5	Balance Sheet Escrow Release Date	11
		2.8.6	Stockholder Representative	11
	2.9	Exchange of Certificates		11
		2.9.1	Schedule of Company Stockholders	11
		2.9.2	Parent to Provide Common Stock	11
		2.9.3	Exchange Procedures	11
		2.9.4	Distributions With Respect to Unexchanged Shares	12
		2.9.5	Transfers of Ownership	12
		2.9.6	Required Withholding	12
		2.9.7	No Liability	12
		2.9.8	Restriction on Transfer of Parent Company Stock	12
		2.9.9	Termination of Exchange Fund	12
	2.10	No Further Ownership Rights in Company Capital Stock		12
	2.11	Lost, Stolen or Destroyed Certificates		13
	2.12	Tax Consequences		13

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY			13
	3.1	Organization and Qualifications		13

i

	3.2	Subsidiaries		13
	3.3	Equity of the Company; Beneficial Ownership		13
	3.4	Due Issuance; No Liens		13
	3.5	Authority		13
		3.5.1	Authority	14
		3.5.2	No Conflict	14
	3.6	Consents		14
	3.7	Real Property; Personal Property; Title; Inventory		14
		3.7.1	Owned Real Property	14
		3.7.2	Leased Real Property	14
		3.7.3	Personal Property	14
		3.7.4	Inventory	14
		3.7.5	Adequacy of Assets	14
	3.8	Financial Statements		15
	3.9	Taxes		15
	3.10	Accounts Payable; Accounts Receivable		16
	3.11	Absence of Certain Changes		16
	3.12	Distributions to Shareholders		17
	3.13	Intellectual Property		18
	3.14	Contracts		19
	3.15	Enforceability of Contracts		20
	3.16	Litigation		20
	3.17	Compliance with Laws		21
	3.18	Warranty or Other Claims		21
	3.19	Finder’s Fee		21
	3.20	Permits		21
	3.21	Corporate Records		21
	3.22	Transactions with Interested Person		21
	3.23	Employee Benefit Programs		21
	3.24	Directors, Officers, Employees and Consultants		21
		3.24.1	Employee Labor Matters	22
		3.24.2	Employees and Contracts	22
		3.24.3	Compensation	22
		3.24.4	Disputes	22
		3.24.5	Unions	22
	3.25	Operation of Business		22
	3.26	Customers and Suppliers		22
	3.27	Insurance		22
	3.28	Powers of Attorney; Stockholder Agreements		23
	3.29	Solvency		23
	3.30	Foreign Corrupt Practices Act		23
	3.31	Bank Accounts		23
	3.32	Investments		24

4.	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUBS			24
	4.1	Organization		24
	4.2	Authority of the Parent and Merger Subs		24
	4.3	No Conflict		24
	4.4	Due Authorization; Valid Issuance		24
	4.5	SEC Reports		24
	4.6	Reorganization		24
	4.7	Change of Control		25

5.	CERTAIN AGREEMENTS			25
	5.1	Publicity; Confidentiality		25
		5.1.1	Publicity	25

		5.1.2	Confidentiality	25
	5.2	Exclusive Dealing		25
	5.3	Operations		26
	5.4	Requisite Stockholder Approval		26
	5.5	Form S-4 Registration Statement; Exchange Listing		26
		5.5.1	Form S-4 Registration Statement	26
		5.5.2	Exchange Listing	27
	5.6	Access		27
	5.7	Company Options		27
	5.8	Treatment as Reorganization		27
	5.9	Cooperation		27
	5.10	Schedule Updates		27
	5.11	Board Seat		28
	5.12	Director and Officer Liability and Indemnification		28
	5.13	Treatment of the Transaction as a “Reorganization” for Federal Income Tax Purposes		28

6.	CONDITIONS.			28
	6.1	Conditions to the Obligations of the Parent and Merger Subs		28
		6.1.1	Representations, Warranties and Covenants	28
		6.1.2	Consents	28
		6.1.3	Audited 2005 Financials	29
		6.1.4	Legal Opinion of Company Counsel	29
		6.1.5	Employees	29
		6.1.6	Lien Releases	29
		6.1.7	Good Standing Certificates	29
		6.1.8	Officer’s Certificates	29
		6.1.9	Loans to Stockholders	29
		6.1.10	Material Adverse Change	29
		6.1.11	FIRPTA Certificate	29
		6.1.12	Requisite Stockholder Approval	29
		6.1.13	Form S-4	29
	6.2	Conditions to Obligations of the Company		29
		6.2.1	Representations, Warranties and Covenants	29
		6.2.2	Consents	30
		6.2.3	Good Standing Certificate	30
		6.2.4	Officer’s Certificates	30
		6.2.5	Requisite Stockholder Approval	30
		6.2.6	Form S-4	30
		6.2.7	American Stock Exchange Listing	30
		6.2.8	Material Adverse Change	30

7.	TERMINATION OF AGREEMENT			30
	7.1	Right to Terminate Agreement		30
	7.2	Effect of Termination		31
	7.3	Termination Fee		31

8.	POST-CLOSING AGREEMENTS			31
	8.1	Non-competition; Nonsolicitation		31

9.	INDEMNIFICATION			31
	9.1	Indemnification by the Company and Principal Stockholder		31
		9.1.1	Losses by Parent Indemnified Parties	31
		9.1.2	Limitation on Indemnification Obligation	32
		9.1.3	Right of Set-Off	32
	9.2	Indemnification by the Parent and Merger Subs.		32
		9.2.1	Losses by the Company and Principal Stockholder	32

		9.2.2	Limitation on Indemnification Obligation	33
	9.3	Notice; Defense of Claims		33
	9.4.	Survival of Representations, Warranties and Covenants		34
	9.5	Tax Treatment		34
	9.6	Consequential Damages		34
	9.7	Payment Adjustments for Insurance Proceeds		34
	9.8	Limitation of Remedies		34

10.	APPOINTMENT OF STOCKHOLDER REPRESENTATIVE			34
	10.1	Authority		34
	10.2	Liability		35
	10.3	Replacement of the Stockholder Representative		35
	10.4	Actions of the Stockholder Representative; Liability of the Stockholder Representative		35
	10.5	Expenses of the Stockholder Representative		36

11.	MISCELLANEOUS			36
	11.1	Fees and Expenses		36
	11.2	Governing Law; Jurisdiction; Venue		36
	11.3	Notices		36
	11.4	Entire Agreement		37
	11.5	Assignability; Binding Effect		37
	11.6	Captions and Gender		38
	11.7	Execution in Counterparts		38
	11.8	Amendments; Waivers		38
	11.9	No Third Party Beneficiaries		38
	11.10	Remedies; Severability		38

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is entered into as of November 6, 2006 (this “Agreement”) by and among MCF Corporation, a Delaware corporation (the “Parent”), MedPanel Acquisition I Corp., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub One”), Panel Intelligence LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Parent (“Merger Sub Two” and, together with Merger Sub One, the “Merger Subs”), MedPanel, Inc., a Delaware corporation (the “Company”), and William Febbo (“Febbo”, “Principal Stockholder” or “Stockholder Representative”).

R E C I T A L S

WHEREAS, it is proposed that Merger Sub One will merge with and into the Company and each outstanding share of common stock of the Company will thereupon be cancelled and converted into the right to receive the consideration as set forth herein, followed by the merger of the Company, as the surviving corporation of such first merger, with and into Merger Sub Two, with Merger Sub Two as the surviving entity, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the respective boards of directors or managers of Parent, Merger Subs and the Company have duly approved this Agreement and the transactions contemplated hereby, and the board of directors of the Company has resolved to recommend to its stockholders approval and adoption of this Agreement and the transactions contemplated hereby; and

WHEREAS, the board of managers of Merger Sub Two and Parent, acting as the sole member of Merger Sub Two, has approved the Second Merger upon the terms and subject to the conditions set forth in this Agreement and in accordance with the requirements of the Limited Liability Company Act of the State of Delaware (the “LLC Act”) and the certificate of formation and limited liability company agreement of Merger Sub Two;

WHEREAS, for federal income tax purposes, the parties intend that the Merger and the Second Merger will qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent and Merger Subs to enter into this Agreement, certain employees of the Company have entered into employment agreements with the Company (the “Designated Employment Agreements”).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parent, Merger Subs and Company hereby agree as follows:

1. DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the terms below shall have the following respective meanings:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Business” means the business of the Company, including its business of providing market intelligence and communications for the pharmaceutical, biomedical and medical device industries.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are required or authorized by law to be closed.

“Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Parent to a third party; (b) the consolidation, merger or other business combination of the Parent with or into any other entity, immediately following which the prior stockholders of the Parent fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; and (c) the consummation of a tender offer or similar transaction, or series of such related transactions, and immediately following which any Person or group has acquired more than fifty percent (50%) of the voting equity of the Parent.

“Change of Control Stock Price” means, with respect to a Change of Control, the arithmetical average of the closing prices for the Parent Common Stock as reported by the American Stock Exchange during the ten (10) Trading Day period immediately prior to the date on which such Change of Control is publicly announced.

“Commission” means the Securities Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company Option Plans” means the Company’s (i) 2000 Stock Incentive Plan, (ii) 2001 Management Stock Option and Grant Plan, (iii) 2001 Participating Physician Stock Option and Grant Plan and (iv) any other compensatory option plans or contracts of the Company, including option plans or contracts assumed by the Company pursuant to a merger or acquisition and any contracts with respect to Company restricted stock.

“Deemed Distribution Amount” means, (a) with respect to the Initial Consideration Amount, the sum of the Initial Consideration Amount available for distribution pursuant to Section 2.7.4(e) - (h) plus the aggregate amount of the exercise price of all Options which are eligible to receive a payment pursuant to Section 5.7(ii) hereof and with respect to which the per-share exercise price is less than or equal to the amount distributable per share of such Outstanding Common Stock from the Initial Consideration Amount (the “Initial In The Money Options”), and (b) with respect to the Incentive Consideration Amount, the sum of the Incentive Consideration Amount available for distribution pursuant to Section 2.7.4(e) - (h) plus the aggregate amount of the exercise price of all Options which are eligible to receive a payment pursuant to Section 5.7(ii) hereof (i) which were not included in the calculation described in clause (a) hereof and (ii) with respect to which the per-share exercise price is less than or equal to the amount distributable per share of such Outstanding Common Stock from the sum of the Initial Consideration Amount and the Incentive Consideration Amount (the “Incentive In The Money Options”).

“Delaware Corporation Law” means the Delaware General Corporation Law.

“GAAP” means generally accepted accounting principles, consistently applied.

“Incentive In The Money Options” has the meaning ascribed to such term in the definition of “Deemed Distribution Amount”.

“Initial In The Money Options” has the meaning ascribed to such term in the definition of “Deemed Distribution Amount”.

“Liens” means any liens, mortgages, pledges, conditional sale agreement, security agreement, encumbrance or other charge.

“Material Adverse Change” means, with respect to a Person, a material adverse change in the business, assets, liabilities, condition (financial or otherwise) or results of operations of such Person, provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: (a) any adverse change, event, development or effect arising from or relating to: (i) United States or foreign general business or economic conditions, or the industries in which such Person is engaged in business, (ii) changes in any law, regulation, rule, ordinance, policy, mandate, guideline or other requirement of any governmental authority, (iii) national or international political or social conditions, including pandemics and any military conflicts or acts of terrorism anywhere in the world, (iv) the general public awareness of the Transactions or the execution of this Agreement or announcement thereof (including any changes in the relationships between the Company, on the one hand, and any of its customers, suppliers, vendors or other contracting parties, on the other hand, resulting from such public awareness or announcement), (v) in the case of the Company, actions taken by Parent and/or its Affiliates prior to the Closing, whether or not required hereunder, that the Company demonstrates as directly contributing to such Material Adverse Change, (vi) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), or (vii) changes in GAAP, or (b) any adverse change in or effect on the business of such Person that is cured in all material respects before the earlier of (x) the Closing Date and (y) the date on which this Agreement is terminated pursuant to Section 7 hereof.

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company.

“Net Cash” means (i) the Company’s cash accounts less (ii) all credit card accounts, including, without limitation, the Company’s accounts with American Express, Fleet Line of Credit and Fleet Visa (but specifically excluding the Fleet equipment loan).

“Net Working Capital” means (i) the Company’s current assets less (ii) the Company’s current liabilities as of the Closing Date and after giving effect to expenses incurred in connection with the Business and/or the Transactions (including, without limitation, all fees and costs related to legal, accounting and financial advisory services), in each such case as determined in accordance with GAAP.

“Options” means any options to purchase shares of Common Stock or any other securities of the Company outstanding under any of the Company Option Plans.

“Outstanding Capital Stock” means the Outstanding Common Stock, Outstanding Preferred Stock and/or Outstanding Options.

“Parent Common Stock” means the Parent’s common stock, par value $0.0001 per share.

“Parent Stock Price” means, as of any date, the arithmetical average of the closing prices for the Parent Common Stock as reported by the American Stock Exchange during the twenty (20) Trading Days immediately preceding (but not including) such date.

“Party” or “Parties” means the Parent, Merger Subs, the Company, the Principal Stockholder and/or the Stockholder Representative.

“Permits” means certificates, licenses, authorizations and permits issued by federal, state, foreign or local regulatory authorities, including, without limitation, self-regulatory organizations.

“Permitted Liens” means (i) statutory liens for current Taxes, assessments or other governmental charges or lienable services not yet due and payable, (ii) mechanics’, carriers’, workers’, and repairers’ liens arising or incurred in the ordinary course of business that are not material, and (iii) any and all liens and encumbrances arising from zoning, entitlement and other land use and environmental laws, ordinances and regulations by any governmental authority.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, governmental authority or other entity.

“Preferred Stock” means the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Liquidation Preference” means $0.238, plus any unpaid dividends that have accrued until the Closing Date with respect to each share of Series A Preferred Stock.

“Series B Liquidation Preference” means $0.32, plus any unpaid dividends that have accrued through the Closing Date with respect to each share of Series B Preferred Stock.

“Series C Liquidation Preference” means $0.40, plus any unpaid dividends that have accrued until the Closing Date with respect to each share of Series C Preferred Stock.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock.

“Series B Preferred Stock” means the Company’s Series B Convertible Preferred Stock.

“Series C Preferred Stock” means the Company’s Series C Convertible Preferred Stock.

“Stockholder” means a holder of shares of Outstanding Capital Stock.

“Subsidiary” means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether, in the case of a corporation, stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by the Company and/or one or more of its Affiliates.

“Trading Day” means any day on which the Parent Common Stock is purchased and sold on the American Stock Exchange (or, if the Parent Common Stock is not then listed for trading on such market, on the principal securities market on which Parent Common Stock is then purchased and sold).

“Transaction Documents” means, collectively, this Agreement and all other agreements, documents and other instruments executed and delivered by or on behalf of the Parties in connection with or as contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

1.2 Other Terms. The following additional terms shall have the meanings defined for such terms in the Sections set forth below:
Term	Section

“50% Cash Portion Amount”	Section 9.1.2
“Agreement”	Preamble
“Authorized Action”	Section 10.4
“Balance Sheet Escrow Adjustment”	Section 2.8.4
“Balance Sheet Escrow Amount”	Section 2.7.1(a)
“Balance Sheet Escrow Release Date”	Section 2.8.5
“Base Balance Sheet”	Section 3.8(a)
“Certificates”	Section 2.9.3
“Change of Control Amount”	Section 2.7.3
“Change of Control Payment Date”	Section 2.7.3
“Closing”	Section 2.3
“Closing Date”	Section 2.3
“Closing Date Balance Sheet”	Section 2.8.1
“Code”	Recitals
“Company”	Preamble
“Company Breach”	Section 7.1(c)
“Company Indemnified Party”	Section 9.2.1
“Company Losses”	Section 9.2.1
“Company Stockholders’ Meeting”	Section 5.4
“Consideration Amount”	Section 2.7.4
“Contract”	Section 3.14(a)
“Contractors”	Section 3.24.2
“Customers”	Section 3.26
“Debt”	Section 3.8(b)
“Delaware Certificate of Merger”	Section 2.2.1
“Delaware Secretary of State”	Section 2.2.1
“Designated Employment Agreements”	Recitals
“Determination Date”	Section 2.8.2
“Dispute Notice”	Section 2.8.2
“Effective Time”	Section 2.2.1
“Employee Programs”	Section 3.23
“Employee Benefit Plan”	Section 3.23
“ERISA”	Section 3.23
“Escrow Agent”	Section 2.7.1(c)
“Escrow Agreement”	Section 2.7.1(c)

Term	Section

“Exchange Fund”	Section 2.9.2
“First Merger”	Section 2.1.1
“Febbo”	Preamble
“Financial Statements”	Section 3.8(a)
“Form S-4”	Section 5.5.1
“Incentive Consideration Amount”	Section 2.7.2
“Incentive Consideration Payment Date”	Section 2.7.2
“Indemnity Escrow Amount”	Section 2.7.1(b)
“Independent Accounting Firm”	Section 2.8.3
“Initial Balance Sheet”	Section 2.8.2
“Initial Consideration Amount”	Section 2.7.1
“Initial Consideration Distribution Schedule”	Section 2.9.1
“Intellectual Property Rights”	Section 3.13(a)
“Investments”	Section 3.32
“Last Balance Sheet”	Section 3.8(a)
“Leased Real Property”	Section 3.7.2
“Leases”	Section 3.7.2
“LLC Act”	Recitals
“Mergers”	Section 2.1.2
“Merger Sub One”	Preamble
“Merger Sub Two”	Preamble
“Merger Subs”	Preamble
“Negotiation Period”	Section 2.8.3
“Net Working Capital Projection”	Section 2.8.1
“Outstanding Common Stock”	Section 2.6.2
“Outstanding Options”	Section 2.6.4
“Outstanding Preferred Stock”	Section 2.6.1
“Parent”	Preamble
“Parent Breach”	Section 7.1(d)
“Parent Cap”	Section 9.2.2
“Parent Indemnified Party	Section 9.1.1
“Parent Losses”	Section 9.1.1
“Personal Property”	Section 3.7.3
“Principal Stockholder”	Preamble
“Proposal”	Section 5.2
“Requisite Stockholder Approval”	Section 5.4
“SEC Documents”	Section 4.5
“Second Certificate of Merger”	Section 2.2.2
“Second Effective Time”	Section 2.2.2
“Second Merger”	Section 2.1.2
“Stockholder Cap”	Section 9.1.2
“Stockholder Representative”	Section 10.1
“Suppliers”	Section 3.26
“Surviving Company”	Section 2.1.2
“Surviving Corporation”	Section 2.1.1
“Taxes”	Section 3.9(a)

1.3 “Knowledge”. As used herein, the phrases “the Company’s Knowledge”, “Knowledge of the Company”, or “the Knowledge of the Principal Stockholder” (or words of similar import) shall mean the actual knowledge of any of the Principal Stockholder, Howard Brick, Matt Fearer, Janet Kosloff and/or Yee Moy.

2. THE MERGERS.

2.1 The Mergers.

2.1.1 First Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the Delaware Corporation Law, at the Effective Time, Merger Sub One shall be merged with and into the Company (the “First Merger”), the separate corporate existence of Merger Sub One shall thereupon cease and the Company shall continue as the surviving corporation of the First Merger. The Company, as the surviving corporation of the First Merger, is sometimes hereinafter referred to as the “Surviving Corporation”.

2.1.2 Second Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Corporation Law and the LLC Act, at the Second Effective Time, (a) the Surviving Corporation will be merged with and into Merger Sub Two (the “Second Merger” and, together with the First Merger, the “Mergers”) and (b) the separate existence of the Surviving Corporation will cease and Merger Sub Two will continue its corporate existence under the LLC Act as the surviving limited liability company in the Second Merger. Merger Sub Two, as the surviving entity of the Second Merger, is sometimes hereinafter referred to as the “Surviving Company”.

2.2 The Effective Times.

2.2.1 First Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Parent, Merger Sub One and Company shall cause the First Merger to be consummated under Delaware Corporation Law by filing a certificate of merger in customary form and substance (the “Delaware Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of Delaware Corporation Law (the time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by the Parties and specified in the Delaware Certificate of Merger, being referred to herein as the “Effective Time”).

2.2.2 Second Merger. Subject to the provisions of this Agreement, Merger Sub Two will cause a second certificate of merger (the “Second Certificate of Merger”) to be executed and, immediately after the Effective Time, filed with the Secretary of State of the State of Delaware as provided in Section 18-209 of the LLC Act and Section 264 of the Delaware Corporation Law. The Second Merger will become effective when the Second Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (provided that it is not filed prior to the Closing Date) or at such other subsequent date or time as the Parent and the Stockholders Representative may agree and specify in the Second Certificate of Merger in accordance with the Delaware Corporation Law and the LLC Act (the date and time the Second Merger becomes effective, the “Second Effective Time”).

2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place at the offices of Mazzeo Song LLP, 708 Third Avenue, New York, New York 10017, on a date and at a time to be agreed upon by Parent and the Company, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver of all of the conditions set forth in Section 6, or at such other location, date and time as Parent and the Company shall mutually agree upon in writing (the date upon which the Closing shall actually occur pursuant hereto being referred to herein as the “Closing Date”). The consummation of the Second Merger will take place immediately after the Effective Time.

2.4 Effect of the Mergers. At the Effective Time, the effect of the First Merger shall be as provided in this Agreement, and Section 259 of the Delaware Corporation Law, and all of the property, rights, privileges, powers and franchises of the Company and Merger Sub One shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub One shall become the debts, liabilities and duties of the Surviving Corporation. The Second Merger will have the effects set forth in this Agreement and in Section 259 of the Delaware Corporation Law and Section 18-209 of the LLC Act. At the Second Effective Time, the Certificate of Formation and Limited Liability Company Agreement of Merger Sub Two shall, subject to Section 5.13, be the Certificate of Formation and Limited Liability Company Agreement of the Surviving Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the LLC Act. The initial managers of the Surviving Company shall be the initial directors of the Surviving Corporation, in each case until their successors are elected and qualified, and the initial officers of the Surviving Company shall be the initial officers of the Surviving Corporation, in each case until their successors are duly elected and qualified.

2.5 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time, the Certificate of Incorporation and Bylaws of the Company shall, subject to Section 5.13, be amended and restated in its entirety to read identically to the Certificate of Incorporation of Merger Sub One as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation and Bylaws shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the Delaware Corporation Law. The initial directors of the Surviving Corporation shall be the directors of Merger Sub One immediately prior to the Effective Time, in each case until their successors are elected and qualified, and the initial officers of the Surviving Corporation shall be the Persons set forth on Schedule 2.5, in each case until their successors are duly elected and qualified.

2.6 Effect on Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, after giving effect to Section 5.7 hereof by virtue of the Merger and without any action on the part of the Parent, Merger Subs, Company, or the holders of any of the following securities, the following shall occur:

2.6.1 Preferred Stock. Each share of each series of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Preferred Stock owned by the Company, or by any direct or indirect wholly-owned Subsidiary of the Company) (collectively, the “Outstanding Preferred Stock”) shall be canceled and extinguished and automatically converted into and represent the right to receive the consideration for such series of Outstanding Preferred Stock as provided in Section 2.7.

2.6.2 Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by the Company, or by any direct or indirect wholly-owned Subsidiary of the Company) (collectively, the “Outstanding Common Stock”) shall be canceled and extinguished and automatically converted into and represent the right to receive the consideration for Outstanding Common Stock as provided in Section 2.7.

2.6.3 Treasury Stock; Etc. Each share of Common Stock and Preferred Stock owned by the Company, or by any direct or indirect wholly-owned Subsidiary of the Company, shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

2.6.4 Options. Each Option issued and outstanding immediately prior to the Effective Time (collectively, the “Outstanding Options”) shall be treated in accordance with Section 5.7.

2.6.5 Capital Stock of Merger Sub One. Each share of common stock, par value $0.001 per share, of Merger Sub One that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub One shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

2.6.6 Capital Stock of Surviving Corporation. The sole outstanding share of common stock of the Surviving Corporation that is issued and outstanding immediately prior to the Second Effective Time shall be converted into 100% of the membership interests of the Surviving Company. The certificate evidencing ownership of such share of common stock of the Surviving Corporation shall thereafter be cancelled.

2.7 Merger Consideration. The consideration payable for the Outstanding Capital Stock cancelled and extinguished pursuant to Section 2.6, after giving effect to the terms of Section 5.7 hereof, shall be as set forth in this Section 2.7. The offer, sale and issuance of Parent Common Stock to be issued in the First Merger and on the Incentive Consideration Payment Date or Change of Control Payment Date pursuant to this Section 2.7 shall be registered under the Securities Act on Form S-4 in accordance with Section 5.5.1 of this Agreement.

2.7.1 Initial Consideration Amount. A number of shares of Parent Common Stock equal to (i) $6,500,000 divided by (ii) $0.60 (subject to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events) (the “Initial Consideration Amount”) shall be paid with respect to the Outstanding Capital Stock. The Initial Consideration Amount shall be payable promptly after the Effective Time, subject to the following escrows and the requirements of Sections 2.9 and 2.11:

(a) Balance Sheet Escrow. A portion of the Initial Consideration Amount equal to (i) $200,000 divided by (ii) $0.60 (subject to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events) (the “Balance Sheet Escrow Amount”) will be deposited into escrow with the Escrow Agent promptly after the Effective Time. The Balance Sheet Escrow Amount will be used solely and for no purpose other than to satisfy any obligations of the Company pursuant to Section 2.8, and will be released promptly after the Balance Sheet Escrow Release Date in accordance with the Escrow Agreement, subject to any Balance Sheet Escrow Adjustment pursuant to Section 2.8.4.

(b) Indemnity Escrow. A portion of the Initial Consideration Amount equal to (i) $450,000 divided by (ii) $0.60 (subject to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events) (the “Indemnity Escrow Amount”) will be deposited into escrow with the Escrow Agent promptly after the Effective Time. Subject to any set-offs pursuant to Section 9.1.3, the Indemnity Escrow Amount will be released promptly after the 18 month anniversary of the Closing Date in accordance with the Escrow Agreement.

(c) Escrow Agreement. Prior to the Closing Date, Parent, the Stockholder Representative and Wells Fargo Bank, National Association (or such other agent as may be mutually satisfactory to Parent and Stockholder Representative, the “Escrow Agent”) shall execute and deliver an escrow agreement in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”), to be effective upon consummation of the First Merger, pursuant to which, both the Balance Sheet Escrow Amount and the Indemnity Escrow Amount will be deposited into escrow with the Escrow Agent promptly after the Effective Time.

2.7.2 Incentive Consideration Amount. In addition to the Initial Consideration Amount, an earn-out calculated in accordance with Exhibit B (the “Incentive Consideration Amount”) shall be paid with respect to the Outstanding Preferred Stock and Outstanding Common Stock, provided in no event will the Incentive Consideration Amount exceed $11,455,000. The Incentive Consideration Amount shall be payable promptly following the determination of the Incentive Consideration Amount in accordance with Exhibit B (the “Incentive Consideration Payment Date”). The Incentive Consideration Amount shall be paid 50% in cash and 50% in Parent Common Stock, where the total number of shares of Parent Common Stock to be issued shall equal (x) 50% of the Incentive Consideration Amount divided by (y) the Parent Stock Price as of the third (3rd) anniversary of the Closing Date (provided, however, that in no event will the Parent Stock Price be lower than $0.75 or greater than $4.25 (subject in either such case to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events)). Promptly after the determination of the Incentive Consideration Amount, the Stockholder Representative shall deliver to the Parent a schedule setting forth the name and address of each Person that is to receive any of the Incentive Consideration Amount, along with the number of shares of the Incentive Consideration Amount issuable to each such Person.

2.7.3 Change of Control. Notwithstanding anything to the contrary contained in Section 2.7.2, in the event that a Change of Control occurs prior to the Incentive Consideration Payment Date, a change of control payment of $7,080,000 (the “Change of Control Amount”) shall be payable with respect to the Outstanding Capital Stock in lieu of any Incentive Consideration Amount. The Change of Control Amount shall be paid 50% in cash and 50% in Parent Common Stock, where the total number of shares of Parent Common Stock to be issued shall equal (x) $3,540,000 divided by (y) the Change of Control Stock Price (provided, however, that in no event will the Parent Stock Price be lower than $0.75 or greater than $4.25 (subject in either such case to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events)). If a Change of Control results in the shares of Parent Common Stock being converted or exchanged into cash and/or the securities and/or other property of another entity, the term portion of the Change of Control Amount payable in Parent Common Stock will instead be paid in such shares of the securities and/or cash or other property as would have been issuable or payable with respect to or in exchange for the number of shares of Parent Common Stock which would have been issued had shares of Parent Common Stock constituting the Change of Control Amount been issued immediately prior to the consummation of such Change of Control. The Change of Control Amount shall be payable on the date on which such Change of Control is consummated (the “Change of Control Payment Date”), and the payment of the applicable Change of Control Amount shall be in full satisfaction of the obligation under Section 2.7.2 to pay any Incentive Consideration Amount. Promptly after a Change of Control is announced, the Stockholder Representative shall deliver to the Parent a schedule setting forth the name and address of each Person that is to receive any of the Change of Control Amount, along with the number of shares of the Change of Control Amount issuable to each such Person.

2.7.4 Allocation and Priority. The Initial Consideration Amount and the Incentive Consideration Amount (or the Change of Control Amount, if applicable) (collectively, the “Consideration Amount”) shall be allocated to the Outstanding Capital Stock in the amounts and priority as set forth below:

(a) first, an amount equal to the Balance Sheet Escrow Amount and the Indemnity Escrow Amount will be deposited into escrow with the Escrow Agent (it being understood that, upon the release of the balance of the Balance Sheet Escrow Amount and/or the Indemnity Escrow Amount from escrow, such balance shall be added back to the Consideration Amount and shall be distributed together with the rest of the Consideration Amount in accordance with this Section 2.7.4);

(b) second, the remainder of the Consideration Amount shall be allocated to each share of Outstanding Preferred Stock on a pari passu basis until an amount equal to the Series A Liquidation Preference has been allocated to each share of outstanding Series A Preferred Stock;

(c) third, the remainder of the Consideration Amount shall be allocated to each share of outstanding Series B and Series C Preferred Stock on a pari passu basis until an amount, when added to the amount previously allocated to the Series B and Series C Preferred Stock, equal to the Series B Liquidation Preference has been allocated to each share of outstanding Series B and Series C Preferred Stock;

(d) fourth, the remainder of the Consideration Amount shall be allocated to each share of outstanding Series C Preferred Stock until an amount, when added to the amount previously allocated to the Series C Preferred Stock, equal to the Series C Liquidation Preference has been allocated to each share of outstanding Series C Preferred Stock;

(e) fifth, the remainder of the Consideration Amount shall be allocated (ratably in such proportion as though the Deemed Distribution Amount were being distributed) to each share of Outstanding Common Stock until an amount equal to the Series A Liquidation Preference has been allocated to each share of Outstanding Common Stock;

(f) sixth, the remainder of the Consideration Amount shall be allocated (ratably in such proportion as though the Deemed Distribution Amount were being distributed) to each share of Outstanding Common Stock and outstanding Series A Preferred Stock on a pari passu basis until an amount, when added to the amounts allocated to each such share in the preceding paragraphs, equal to the Series B Liquidation Preference has been allocated to each share of Outstanding Common Stock and outstanding Series A Preferred Stock;

(g) seventh, the remainder of the Consideration Amount shall be allocated (ratably in such proportion as though the Deemed Distribution Amount were being distributed) to each share of Outstanding Common Stock, outstanding Series A Preferred Stock and outstanding Series B Preferred Stock on a pari passu basis until an amount, when added to the amounts allocated to each such share in the preceding paragraphs, equal to the Series C Liquidation Preference has been allocated to each share of Outstanding Common Stock, outstanding Series A Preferred Stock and outstanding Series B Preferred Stock; and

(h) finally, the remainder of the Consideration Amount shall be allocated (ratably in such proportion as though the Deemed Distribution Amount were being distributed) to each share of Outstanding Preferred Stock and Outstanding Common Stock on a pari passu basis until the Consideration Amount has been exhausted.

Irrespective of when the foregoing allocations are made, the value of the Parent Common Stock being allocated hereunder shall be deemed to be the product of (i) the number of shares of Parent Common Stock so allocated multiplied by (ii) (x) $0.60 (subject to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events) if the Parent Common Stock being allocated is part of the Initial Consideration Amount, (y) the Parent Stock Price as of January 1, 2010 (subject to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events) if the Parent Common Stock being allocated is part of the Incentive Consideration Amount, and (z) the Change of Control Stock Price if the Parent Common Stock being allocated is part of the Change of Control Amount.

2.7.5 Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger. The number of shares of Parent Common Stock issuable to each holder of record of Outstanding Capital Stock shall be rounded up to the nearest whole number of shares.

2.8 Balance Sheet Escrow Adjustment.

2.8.1 Projected Net Working Capital and Net Cash. The Parties acknowledge and agree that (i) the Company has projected that the Net Working Capital as of the Closing Date will be between $850,000 and $1,250,000 (the “Net Working Capital Projection”) and the Net Cash as of the Closing Date will be $400,000, and (ii) to the extent that the actual Net Working Capital as reflected in the Balance Sheet as of the Closing Date (as agreed to by the Parties or otherwise finally determined in accordance with this Section 2.8, the “Closing Date Balance Sheet”) is above or below the Net Working Capital Projection, adjustments to the Balance Sheet Escrow Amount shall be made in accordance with Section 2.8.4.

2.8.2 Initial Balance Sheet. Within sixty (60) days following the Closing Date (the “Determination Date”), the Surviving Company shall prepare and deliver to both the Parent and the Stockholder Representative a balance sheet of the Company setting forth the Net Working Capital as of the close of business on the Closing Date (the “Initial Balance Sheet”). The Stockholder Representative shall have thirty (30) days from the Determination Date to review the Initial Balance Sheet and to notify the Parent in writing of any good faith dispute with the calculation of the Net Working Capital set forth in the Initial Balance Sheet (including without limitation the calculation, inclusion or exclusion of any asset or liability), which notice shall set forth in reasonable detail the basis for such dispute (the “Dispute Notice”). In the event that the Stockholder Representative does not notify the Parent of a dispute within such 30-day period (or agrees in writing with the Initial Balance Sheet within such 30-day period), the Initial Balance Sheet shall be the Closing Date Balance Sheet. In the event that the Stockholder Representative shall submit a Dispute Notice on or before the last day of such 30-day period, the Parent and the Stockholder Representative and their respective accountants shall negotiate in good faith to resolve such dispute as promptly as possible. Until such time as any such dispute is finally resolved, each of the Parent and the Stockholder Representative shall provide the other Party and any independent auditors of such other Party with access at all reasonable times to the properties, books, records, work papers (including those of the parties’ respective accountants, subject to customary limitations) and personnel of the other for purposes of preparing and reviewing the Initial Balance Sheet, and for the matters contemplated by this Section 2.8.

2.8.3 Final Resolution of Unresolved Disputes. If the Parent and the Stockholder Representative and their respective accountants are unable to resolve any dispute raised in a timely delivered Dispute Notice within 15 days of the Stockholder Representative’s delivery of such Dispute Notice (the “Negotiation Period”), such dispute shall be resolved by a nationally recognized accounting firm which has not performed services for Parent, Merger Subs or the Company within the immediately preceding five (5) years, selected by the Parent within three (3) Business Days of the expiration of the foregoing 15-day period, and reasonably satisfactory to the Stockholder Representative (the “Independent Accounting Firm”). The Independent Accounting Firm shall commence its assignment within three (3) Business Days of its selection, shall make its determination as promptly as practicable, and such determination shall be final and binding on the Parties. The Independent Accounting Firm shall, acting as experts and not as arbitrators, determine the final Closing Date Balance Sheet in a manner consistent with this Agreement. The Independent Accounting Firm shall make its determination based solely on presentations by Parent and the Stockholders Representative that are in accordance with the guidelines and procedures set forth in this Agreement (i.e., not on the basis of an independent review). If the Parent has not designated an accounting firm that is reasonably satisfactory to the Stockholder Representative to act as the Independent Accounting Firm within three (3) Business Days of the end of the Negotiation Period, the Stockholder Representative and the Parent shall each, within five (5) Business Days of the end of the Negotiation Period, submit to their respective accountants the name of an accounting firm which does not at the time provide services to the Principal Stockholder, the Parent or any of their Affiliates, and the Independent Accounting Firm shall be selected from these two firms by the respective accountants of the Parties within three (3) Business Days of the submission of names by the Parent and Principal Stockholder. If the Parent or the Stockholder Representative shall fail to submit the name of an accounting firm prior to the end of such five (5) Business Day period, then the accounting firm named by the other Party shall automatically become the Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated by the Independent Accounting Firm to the Party whose calculations with respect to the Initial Balance Sheet are most at variance with the Closing Date Balance Sheet as determined by the Independent Accounting Firm.

2.8.4 Balance Sheet Escrow Adjustment. In the event that the Net Working Capital as set forth in the Closing Date Balance Sheet is below the Net Working Capital Projection (i.e., less than $850,000), then a portion of the Balance Sheet Escrow Amount, equal to (i) the amount of such deficiency (capped at $200,000) divided by (ii) $0.60 (subject to proportional adjustment for stock splits, reverse stock splits, stock dividends and similar events) shall be returned to the Parent and the remainder of the Balance Sheet Escrow Amount shall be distributed as part of the Initial Consideration Amount in accordance with Section 2.7.4. In the event that the Net Working Capital as set forth in the Closing Date Balance Sheet is above the Net Working Capital Projection (i.e., more than $1,250,000), then the Balance Sheet Escrow Amount shall be deemed to include, in addition to the full amount of the shares of Parent Common Stock held in escrow pursuant to Section 2.7.1(a), an amount of cash equal to the amount of such excess; provided, however, that (x) the Surviving Company (and not the Parent) shall be solely responsible for paying such cash and (y) the Surviving Company’s obligation to pay such cash shall in no event exceed an amount which, immediately after giving effect to the payment of such amount, would result in the Surviving Company having less than $400,000 of Net Cash (it being understood that (I) any such excess amount will be paid to the Stockholder Representative, on behalf of all holders of Outstanding Preferred Stock and Outstanding Common Stock, and (II) to the extent that such excess cannot be paid immediately because of the limitation set forth in subsection (y) hereof, no further payments with respect to such excess amount shall be paid by the Surviving Company). The adjustments to the Balance Sheet Escrow Amount contemplated in this Section 2.8.4 is referred to in this Agreement as the “Balance Sheet Escrow Adjustment”.

2.8.5 Balance Sheet Escrow Release Date. The Balance Sheet Escrow Amount, as adjusted pursuant to this Section 2.8, shall be released in accordance with Section 2.9 promptly after the date (the “Balance Sheet Escrow Release Date”) on which the Closing Date Balance Sheet is finally determined in accordance with Section 2.8.

2.8.6 Stockholder Representative. In any dealings with the stockholders of the Company regarding any matter arising or related to this Agreement, including, without limitation, with respect to the Balance Sheet Escrow Adjustment, if any, and the indemnification obligations under Section 9 hereof, the Parent shall be entitled to rely on its communications with the Stockholder Representative on behalf of the Company’s stockholders; and any notice required to be given by the Parent in connection with or under this Agreement shall be deemed given to the Company’s stockholders if given to the Stockholder Representative.

2.9 Exchange of Certificates.

2.9.1 Schedule of Company Stockholders. Prior to the Effective Time, the Stockholder Representative shall deliver to the Parent a schedule setting forth (i) the name and address of each Person that is to receive any of the Initial Consideration Amount, (ii) the number of shares of each class and series of Outstanding Common Stock and Outstanding Preferred Stock held by such Person immediately prior to the Effective Time, and (iii) the number of shares of the Initial Consideration Amount (other than the Balance Sheet Escrow Amount and Indemnity Escrow Amount) allocable to the Outstanding Common Stock and Outstanding Preferred Stock so held by each such Person (the “Initial Consideration Distribution Schedule”).

2.9.2 Parent to Provide Common Stock. Promptly after the Effective Time, the Parent shall cause to be exchanged in accordance with this Section 2.9, the shares of Parent Common Stock for Outstanding Capital Stock in accordance with the Initial Consideration Distribution Schedule. In addition, the Parent shall make available as necessary from time to time after the Effective Time as needed, cash in an amount sufficient for the cash payments contemplated in Sections 2.7, 2.8.4 and 2.9.4. Any cash and Parent Common Stock deliverable to holders of Outstanding Capital Stock shall hereinafter be referred to as the “Exchange Fund”.

2.9.3 Exchange Procedures. Promptly following the Second Effective Time, Parent shall cause its transfer agent to mail to each Person set forth on the Initial Consideration Distribution Schedule, the number of shares of Parent Common Stock issuable to each such Person upon surrender of the certificate or certificates (the “Certificates”), which immediately prior to the Effective Time, represented the Outstanding Common Stock and Outstanding Preferred Stock held by such Person as reflected in the Initial Consideration Distribution Schedule. Upon surrender of Certificates for cancellation to the Parent or to an agent appointed by the Parent, the holders of such Certificates shall be entitled to receive in exchange therefor cash and Parent Common Stock as contemplated in Sections 2.7, 2.8.4 and 2.9.4. At the election of the Parent, shares of Parent Common Stock may be in uncertificated book entry form unless a physical certificate is requested by the holder of record or is otherwise required by applicable law or regulation. No interest shall be paid or accrued for the benefit of holders of the Certificates on the cash amounts payable upon the surrender of such Certificates pursuant to this Section 2.9. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, to evidence only the right to receive cash and Parent Common Stock as contemplated in Sections 2.7, 2.8.4 and 2.9.4.

2.9.4 Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date hereof with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Parent shall cause to be delivered to the holder thereof, without interest promptly after such surrender, the number of whole shares of Parent Common Stock issued in exchange therefor in accordance with the Initial Consideration Distribution Schedule and the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock.

2.9.5 Transfers of Ownership. In the event that a transfer of ownership of shares of Common Stock is not registered in the stock transfer books or ledger of the Company, or if shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered are properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer or other Taxes required by reason of the issuance of shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer or other Taxes have been paid or are otherwise not payable.

2.9.6 Required Withholding. Each of the Parent and the Surviving Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Outstanding Preferred Stock and Outstanding Common Stock such amounts as may be required to be deducted or withheld therefrom under United States federal or state, local or foreign law. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.9.7 No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Parent, the Surviving Company or any other Party shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar legal requirements.

2.9.8 Restriction on Transfer of Parent Company Stock. All Parent Common Stock issued pursuant to Section 2.7 shall be shares that have been registered under the Securities Act; provided, however, all such shares shall be subject to a lock-up through the one-year anniversary of the Closing Date. As such, all certificates representing Parent Common Stock issued pursuant to Section 2.7 and issued prior to the one-year anniversary of the Closing Date shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON PRIOR TO__, 200__ [INSERT ONE YEAR ANNIVERSARY OF CLOSING DATE]

2.9.9 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates one (1) year after the earlier of (i) the Incentive Consideration Payment Date and (ii) the Change of Control Payment Date shall, at the request of the Surviving Company, be delivered to the Surviving Company or otherwise according to the instruction of the Surviving Company, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 2.9 shall after such delivery to Surviving Company look only to the Surviving Company for the cash and shares of Parent Common Stock pursuant to Section 2.7, and any dividends or other distributions pursuant to Section 2.9.4 with respect to the shares of Common Stock formerly represented thereby.

2.10 No Further Ownership Rights in Company Capital Stock. From and after the Effective Time, none of the Company Capital Stock shall be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a certificate theretofore representing any shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive cash and shares of Parent Common Stock pursuant to Sections 2.7, 2.8.4 and Section 2.9.4 in accordance with the provisions of Section 2.9. All cash paid and shares of Parent Common Stock issued upon the surrender for exchange of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Company of any Company Capital Stock. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Section 2.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Company shall cause to be issued in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such cash and shares of Parent Common Stock as may be required pursuant to Sections 2.7, 2.8.4 and Section 2.9.4; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Company or its transfer agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Tax Consequences. It is intended by the Parties that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and shall not take income tax positions inconsistent with such qualification.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, hereby represents and warrants to the Parent and Merger Subs as follows:

3.1 Organization and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Except as set forth on Schedule 3.1, the copies of the Company’s Certificate of Incorporation, as amended to date, certified by the Secretary of State of the State of Delaware, and by-laws, as amended to date, certified by the Company’s Secretary, and heretofore delivered to the Parent, are complete and correct, and no amendments thereto are pending. The Company is qualified to do business as a foreign corporation in each jurisdiction set forth on Schedule 3.1 and is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction, except such jurisdictions where the failure to be so qualified could not, in the aggregate, reasonably expected to have a Material Adverse Effect.

3.2 Subsidiaries. The Company has no Subsidiaries and does not own any securities issued by any other business organization or governmental authority, except U.S. government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. The Company does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

3.3 Equity of the Company; Beneficial Ownership. The authorized capital stock of the Company consists solely of 33,000,000 shares of Common Stock and 10,500,000 shares of Preferred Stock, of which 2,500,000 are Series A Preferred Stock, 5,000,000 are Series B Preferred Stock and 3,000,000 are Series C Preferred Stock. Of such authorized shares of capital stock, 18,291,441 shares of Common Stock, 2,319,327 shares of Series A Preferred Stock, 4,078,125 shares of Series B Preferred Stock and 1,791,273 shares of Series C Preferred Stock are issued and outstanding. Except as set forth on Schedule 3.3, there are no outstanding subscriptions, options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company’s capital stock has been issued in violation of any federal or state law. Schedule 3.3 correctly lists each of the stockholders of the Company and accurately describes the number of shares of capital stock of the Company beneficially owned by such Stockholder.

3.4 Due Issuance; No Liens. Except as set forth on Schedule 3.4, all of the outstanding shares of Common Stock are duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

3.5 Authority.

3.5.1 Authority. Each of the Company and Principal Stockholder has the full legal right, authority and power to enter into this Agreement and each other Transaction Document to be executed and delivered by such Party and to perform its obligations hereunder and thereunder, and, in the case of Principal Stockholder, is fully competent to do so. The execution, delivery and due performance by the Company and Principal Stockholder of this Agreement and each Transaction Document to be executed and delivered by such Party has been duly authorized by all necessary action and no other action on the part of such Party is required in connection therewith, other than the Requisite Stockholder Approval. This Agreement and each Transaction Document to be executed and delivered by the Company or by Principal Stockholder constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company and Principal Stockholder, as the case may be, enforceable against each such Party in accordance with their respective terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the enforcement of creditors’ rights generally and to general principles of equity and public policy.

3.5.2 No Conflict. The execution, delivery and performance by the Company and Principal Stockholder of this Agreement and the other Transaction Documents:

(a) does not and will not violate any provision of its Certificate of Incorporation or bylaws;

(b) does not and will not violate any laws of the United States, or of any state or other jurisdiction applicable to the Company; and

(c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, Permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which it is bound or affected, or result in the creation or imposition of any Lien on any of property of the Company, except where the same would not have a Material Adverse Effect.

3.6 Consents. Except as set forth on Schedule 3.6, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents does not and will not require the Company to obtain any approval, Permit, consent or waiver of, or make any filing with, any governmental entity or other Person.

3.7 Real Property; Personal Property; Title; Inventory.

3.7.1 Owned Real Property. The Company owns no real property.

3.7.2 Leased Real Property. All of the real property leased by the Company as tenant or lessee is identified on Schedule 3.7.2 (collectively, the “Leased Real Property”). All of the leases of any of the Leased Real Property (collectively, the “Leases”) are as described on Schedule 3.7.2. The copy of each Lease heretofore delivered or furnished by the Company to the Parent are complete, accurate, true and correct copies of such Lease. The information set forth on Schedule 3.7.2 with respect to each Lease is complete and accurate in all material respects. The Company has a valid and existing leasehold interest in, and enjoys peaceful and undisturbed possession in all material respects of the Leased Real Property, free and clear of all encumbrances that would materially affect the Company’s use of the Leased Real Property for the Business as presently conducted.

3.7.3 Personal Property. Except as specifically disclosed on Schedule 3.7.3, the Company has good and marketable title to all personal property owned by it and used in the conduct of the Business (the “Personal Property”). No item of Personal Property or other asset of the Company (including without limitation the Company’s accounts receivable) is subject to any Liens except as specifically disclosed on Schedule 3.7.3. Except as set forth in Schedule 3.7.3, all property on the premises of the Company (other than property that may be deemed to constitute fixtures) is Personal Property and, to the extent material, is reflected in the Base Balance Sheet.

3.7.4 Inventory. The Company has no inventory of products sold in the ordinary course of business to its customers.

3.7.5 Adequacy of Assets. The Company owns or leases all tangible assets necessary to enable the Company (i) to conduct its Business after the Closing in a manner substantially equivalent to the manner in which it is being conducted by the Company on the date of this Agreement and in compliance with all laws and legal requirements and (ii) to perform all obligations, duties and liabilities by which it may be bound. All tangible assets of the Company are (i) in good operating condition and repair, reasonable wear and tear excepted; (ii) suitable and adequate for continued use in the manner in which they are presently being used (subject to normal computer hardware and software obsolescence); (iii) adequate to meet all present requirements of the Business; and (iv) free of material defects (latent and patent).

3.8 Financial Statements.

(a) The Company has previously delivered to the Parent the following financial statements (the “Financial Statements”) (copies of which are included on Schedule 3.8(a)): (i) unaudited consolidated balance sheet of the Company for the fiscal year ended December 31, 2005 (the “Base Balance Sheet”) and statements of income, retained earnings and cash flows for the year then ended prepared in accordance with GAAP, including footnotes thereto, and (ii) unaudited consolidated balance sheet of the Company as of September 30, 2006 (the “Last Balance Sheet”) and statements of income, retained earnings and cash flows for the nine-month period then ended prepared in accordance with GAAP except as may otherwise be indicated on such financial statements or in the notes thereto or, to the extent they may exclude footnotes or be condensed. The Financial Statements (i) are accurate and complete in all material respects; (ii) present fairly and accurately in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations, changes in stockholder’s equity and cash flows of the Company for the periods covered thereby; and (iii) have been certified by the chief financial officer of the Company.

(b) As of the date hereof, the Company has no Debt other than Debt that is described on Schedule 3.8(b). For purposes hereof, “Debt” means, as to the Company at any time: (a) all indebtedness, liabilities and obligations of the Company for borrowed money; (b) all indebtedness, liabilities and obligations of the Company to pay the deferred purchase price of property or services, except trade accounts payable of the Company arising in the ordinary course of business that are not more than thirty (30) days past due; (c) all capital lease obligations of the Company; (d) all indebtedness, liabilities and obligations of others guaranteed by the Company; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by the Company, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by the Company or are non recourse to the Company; (f) all reimbursement obligations of the Company (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of the Company to redeem or retire shares of capital stock of the Company.

3.9 Taxes.

(a) Except as disclosed on Schedule 3.9, the Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, “Taxes”), required to be paid by it through the date hereof whether disputed or not.

(b) The Company has in accordance with applicable law filed all federal, state, local and foreign Tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth in all material respects the amount of any Taxes relating to the applicable period, except for returns which are subject to dispute or extension, for which the Company has established adequate reserves in accordance with GAAP, all of which are listed on Schedule 3.9(b). The Company has delivered to the Parent copies of all such federal, state, local and foreign income tax returns which are correct in all material respects, and of all examination reports and statements of deficiencies assessed against or agreed to by the Company with respect to said returns.

(c) Neither the Internal Revenue Service nor any other governmental authority has ever asserted, is now asserting or, to the Company’s knowledge, threatening to assert against the Company any deficiency or claim for Taxes which are currently unpaid and past due. The Company has not received notice of any claim made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) by the Company, to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the Code.

(d) There has not been any audit of any Tax return filed by the Company, no audit of any Tax return of the Company is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a Tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

(e) The Company has never been (and has never had any liability for unpaid Taxes because it once was), a member of an “affiliated group” (as defined in Section 1504(a) of the Code). The Company has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity. The Company does not own and has never owned a direct or indirect interest in any trust, partnership, corporation or other entity and therefore neither the Parent nor Surviving Company is not, by virtue of the Merger, acquiring from the Company an interest in any entity. The Company has never made an election under Section 341(f) of the Code.

(f) The Company is not a “foreign person” within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

(g) The Company is not a party to or bound by any Tax indemnity agreement, Tax allocation or sharing agreement or similar contract. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership or “disregarded entity” for United States federal income tax purposes.

(h) The Company has treated itself as owner of its assets for Tax purposes. None of the Company’s assets (i) is the subject of a “safe-harbor lease” within the provisions of former Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or  (iii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(i) For purposes of this Agreement, all references to Sections of the Code shall include any applicable predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

3.10 Accounts Payable; Accounts Receivable.

(a) All accounts payable of the Company arose in bona fide arm’s-length transactions in the ordinary course of business and no material account payable is delinquent by more than thirty (30) days in its payment. Since the date of the Base Balance Sheet, the Company has paid its accounts payable in the ordinary course. As of the date hereof, the Company has no account payable that is owed to any of its directors, officers, employees, shareholders or partners or any Person which is affiliated with any of its directors, officers, or to its knowledge, employees, shareholders or partners, except as set forth on Schedule 3.10(a).

(b) All of the Company’s accounts receivable arose in bona fide arm’s-length transactions in the ordinary course of business and are valid and enforceable claims, are not subject to any set-off or counterclaim, are a true and correct statement of the account for services actually performed for such account debtor and, except as set forth on Schedule 3.10(b), are fully collectible within ninety (90) days (provided that if Parent offsets the amount of any receivable not collected within such 90 day period against the Balance Sheet Escrow Amount or Indemnity Escrow Amount, and such amount is subsequently collected, then such collected amount shall be added to the Indemnity Escrow Amount). Since the date of the Base Balance Sheet, the Company has collected the Company’s accounts receivable in the ordinary course of business. Except as set forth on Schedule 3.10(b), as of the date hereof, to the Company’s knowledge, none of the Company’s accounts receivable is owed from any Person which is affiliated with the Company or any of its directors, officers, employees, shareholders or partners.

3.11 Absence of Certain Changes. Except as disclosed on Schedule 3.11, since the date of the Last Balance Sheet until the date hereof there has not been:

(a) any change in the assets, liabilities, condition (financial or otherwise), Business or operations of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or could reasonably be expected to result in a Material Adverse Effect;

(b) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others, any other contingent or fixed obligations or liabilities except in the ordinary course of business or any cancellation of any material Debt or claim owing to, or waiver of any material right of, the Company;

(c) any Lien placed on any of the Company’s assets which remains in existence on the date hereof or will remain on the Closing Date;

(d) any obligation or liability of any nature incurred by the Company, whether accrued, absolute, contingent or otherwise, asserted or to the Company’s Knowledge unasserted (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the Company’s business since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), other than obligations and liabilities incurred in the ordinary course of business (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

(e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business or any purchase of any capital asset costing more than $10,000;

(f) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to result in, a Material Adverse Effect;

(g) any material change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors (including without limitation any change in commission arrangements) other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

(h) any change with respect to the officers or management of the Company;

(i) any payment or discharge of a material Lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

(j) to the Company’s knowledge, any material change in the Company’s business relationship with its Customers, Suppliers, independent contractors or others having business relationships with the Company in connection with the Business;

(k) any obligation or liability incurred by the Company to any of its officers, directors, shareholders, partners or employees, or any loans or advances made by the Company to any of its officers, directors, shareholders, partners or employees, except normal compensation and expense allowances payable to officers or employees;

(l) any change in accounting methods or practices, payment practices, credit practices or collection policies used by the Company;

(m) any prepayment of loans from any shareholders, partners, officers or directors or any change in the Company’s borrowing arrangements with any of the foregoing;

(n) any other transaction entered into by the Company having a value individually in excess of $10,000, other than transactions in the ordinary course of business; or

(o) any agreement or written understanding that contemplates or provides that the Company will or intends to take any of the actions specified in paragraphs (a) through (n) above.

3.12 Distributions to Shareholders. Since the date of the Last Balance Sheet, (i) the Company has not sold, disposed of or otherwise transferred any asset or property of the Company to any of its stockholders and (ii) there has not been any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock or interests of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock.

3.13 Intellectual Property.

(a) Schedule 3.13(a) sets forth a list of all Intellectual Property Rights owned by and registered in the name of the Company or of which the Company is the licensor or licensee (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or another “general public” licenses). For purposes of this Agreement, “Intellectual Property Rights” means all intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, domain names, registered copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, designs, samples, specifications, schematics, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

(b) The Company (i) has exclusive ownership of, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or (ii) possesses licenses or other rights to use, all Intellectual Property Rights necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or another “general public” licenses). All Intellectual Property Rights that are used or incorporated into the Company’s services, products or services or products actively under development and which are proprietary to the Company were developed by or for the Company by the current or former employees, consultants or independent contractors of the Company or its predecessors in interest or purchased by the Company or its predecessors in interest and are owned exclusively by the Company, free and clear of claims and rights of any other Person. All of the rights of the Company in the Intellectual Property Rights are freely transferable.

(c) To the Company’s Knowledge, the business of the Company as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company do not infringe or conflict with any patent, trademark, copyright, trade secret rights of any third parties or any other Intellectual Property Rights of any third parties. The Company has not received written notice from any third party asserting that any Intellectual Property Rights owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

(d) No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any Person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any Intellectual Property Rights of such Person and the Company is not aware of any infringement by any other Person of any material rights of the Company under any Intellectual Property Rights.

(e) All licenses or other agreements under which the Company is granted Intellectual Property Rights (excluding licenses to use “off-the-shelf” software utilized in the Company’s internal operations and which is generally commercially available) are listed on Schedule 3.13(e). All such licenses or other agreements are in full force and effect and all rights of the Company thereunder are freely assignable and, to the Company’s knowledge, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Parent and the Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the Intellectual Property Rights purported to be conferred thereby.

(f) All licenses or other agreements under which the Company has granted Intellectual Property Rights to others (including all end-user agreements) are listed on Schedule 3.13(f). All of such licenses or other agreements are in full force and effect and all rights of the Company thereunder are freely assignable to a successor by merger to the Company and, to the Company’s knowledge, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to the Parent.

(g) The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its ownership in its owned Intellectual Property Rights and to keep confidential all material technical information developed by or belonging to the Company which qualify as trade secrets that have not been patented has not been patented or copyrighted. To the Company’s Knowledge, the Company is not making unlawful use of any Intellectual Property Rights of any other Person, including, without limitation, any former employer of any past or present employees of the Company. Neither the Company nor, to the Company’s knowledge, any of its employees or consultants has any agreements or arrangements with former employers of such employees or consultants relating to any Intellectual Property Rights of such employers, which materially interfere or conflict with the performance of such employee’s or consultant’s duties for the Company or result in any former employers of such employees and consultants having any rights in, or claims on, the Company’s Intellectual Property Rights. To the Company’s knowledge, the activities of the Company’s employees and consultants do not violate any agreements or arrangements which any such employees have with former employers. Except as set forth on Schedule 3.13(g), each current or former employee, independent contractor or consultant of the Company has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company (copies of which have been provided to the Parent), and the Company has not received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. Each employee listed on Schedule 3.13(g) has executed a noncompetition agreement, copies of which have been provided to the Parent. Without limiting any of the foregoing and except as otherwise expressly disclosed on Schedule 3.13(g): (i) the Company has taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property Rights; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company) has unauthorized possession of any of its Intellectual Property Rights, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property Rights.

3.14 Contracts.

(a) Except for contracts, commitments, plans, agreements and licenses described on Schedule 3.14 (true and complete copies of which have been delivered to the Parent) (each a “Contract”), the Company is not a party to or subject to:

(i) any plan or contract providing for bonuses, options, securities purchases, deferred compensation, retirement payments or profit sharing;

(ii) any employment contract or contract for services;

(iii) any contract or agreement for the purchase of any materials or equipment except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding $30,000 in the aggregate;

(iv) any contract or agreement for the sale or lease of its products;

(v) any contract or agreement for its services;

(vi) any contract with any sales agent or reseller of products or services of the Company pursuant to which the Company has sold during the past twelve (12) months, or reasonably expects to sell during the next twelve (12) months, at least $10,000.00 of its services;

(vii) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any Person;

(viii) any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000 whether or not such purchase is in the ordinary course of business;

(ix) any license agreement (as licensor or licensee) other than license agreements with respect to “off-the-shelf” software and the agreements executed by the Company as licensee or licensor which are listed on Schedules 3.13(e) or (f), respectively;

(x) any partnership, joint venture or cooperative agreements or any agreement involving a sharing of profits;

(xi) any contracts under which the Company has acquired or will acquire ownership of, or license to, intangible property, other than the license agreements listed on Schedules 3.13(e) or (f), respectively;

(xii) any contract or other arrangement under which the Company is obligated to make royalty payments or sales commission payments out of revenues generated from sales of any products or services of the Company;

(xiii) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money;

(xiv) any contract or agreement with any officer, employee, director or shareholder of the Company or with any persons or organizations controlled by or affiliated with any of them;

(xv) any advertising arrangement not terminable without payment or penalty on thirty (30) days or less notice;

(xvi) any power of attorney, proxy or similar instrument;

(xvii) any contract or agreement related to the acquisition of a business or the equity of any other entity;

(xviii) any contract to indemnify any Person or to share in or contribute to the liability of any Person, other than the Company’s Certificate of Incorporation, Bylaws and standard form services agreement;

(xix) any contract for the purchase or sale of foreign currency or otherwise involving foreign exchange transactions; and

(xx) any other contract or agreement involving more than $10,000 which by its terms does not terminate or is not terminable without penalty by the Company or any successor or assign within thirty (30) days after the date hereof.

(b) Each Contract is currently valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium, or similar federal or state laws effecting the enforcement of creditors rights generally. The Company is not in default under any Contracts and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default. The Company has not waived any of its rights under any Contract.

3.15 Enforceability of Contracts, All Contracts are in full force and effect, the Company has not violated any terms thereof in any material respect and the Company does not know of any violation of the terms thereof by any party. No claim has been made by any party to any Contract that any other party is in default thereunder and the Company has not received notice that any Contract is being or will be terminated or will expire, other than pursuant to the express terms thereof, within the current or immediately following fiscal year. There are no oral agreements to which the Company is a party or, to the Company’s Knowledge, any course of conduct which in any way restrict, enlarge or conflict with any of the rights, liabilities, duties and obligations of any of the parties under any of the Contracts. Each Contract shall remain in full force and effect after the Closing, and the consummation of the Transactions shall not result in a default under or termination of any Contract or give rise to a penalty fee or other right or obligation (including without limitation preemptive or “tag along” rights).

3.16 Litigation. Except as set forth on Schedule 3.16, there is no currently pending or, to the Company’s Knowledge, threatened litigation and governmental or administrative proceedings, investigations or inquiries to which the Company is a party or otherwise affects the Business or any of the Company’s assets.

3.17 Compliance with Laws. Except as set forth on Schedule 3.17, the Company is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated or proposed by any federal, state, municipal or other governmental authority which apply to the Company or the conduct of the Business as presently conducted. The Company has not received written notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

3.18 Warranty or Other Claims. There are no warranties, warranty policies or service agreements of the Company, other than as provided pursuant to statute. There are (i) no pending or, to the Company’s Knowledge, threatened warranty or other similar claims or (ii) to the Company’s Knowledge, any facts upon which a material claim of such nature could be based, against the Company. There are no pending or, to the Company’s Knowledge, threatened claims against the Company for renegotiation or price redetermination of any business transaction as to which a contract or agreement is currently in force, that could result in a claim against any of the Company’s assets, and, to the Company’s Knowledge, there are no facts upon which any such claim could be based.

3.19 Finder’s Fee. Except as set forth on Schedule 3.19, neither the Company nor any of its stockholders has incurred or will become liable for any broker’s commission or finder’s fee relating to or in connection with any of the Transactions. None of the Parent, Merger Subs, Surviving Corporation and Surviving Company will become liable for any such broker’s commission or finder’s fee, including, without limitation, the commissions and fees set forth on Schedule 3.19.

3.20 Permits. Schedule 3.20 lists, to the Company’s Knowledge, all Permits required in order for the Company to conduct its Business as presently conducted. The Company has obtained all Permits listed on Schedule 3.20, which are valid and in full force and effect, and to the Company’s Knowledge, the Company is operating in all material respects in compliance therewith. Except as disclosed on Schedule 3.20, all such Permits will remain in full force and effect upon Closing, and, to the Company’s Knowledge, no additional Permits will be required in order for the Surviving Company to conduct the Business as conducted immediately prior to the Closing.

3.21 Corporate Records. The record books of the Company accurately record all corporate actions taken by its shareholders, as applicable, and board of directors and committees thereof. The Company has made available for inspection and copying by the Parent complete and correct copies of all such record books.

3.22 Transactions with Interested Person. Except as set forth on Schedule 3.22, neither the Company, Principal Stockholder, nor any officer or director of the Company or, to the Company’s knowledge, any of their respective spouses or family members owns directly or indirectly on an individual or joint basis more than a five percent (5%) equity interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

3.23 Employee Benefit Programs. Except as disclosed on Schedule 3.23, the Company has never maintained an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) (an “Employee Benefit Plan”), and the Company has no liabilities or obligations under ERISA. Except as set forth on Schedule 3.23, the Company has not maintained any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, or other employee benefit plans, agreements, or arrangements (collectively with the Employee Benefit Plans, the “Employee Programs”). True and correct copies of all Employee Programs have been provided to the Parent. In addition, neither the Company nor any Affiliate (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits. For purposes of this Section 3.23, an entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents or beneficiaries. For purposes of this Section 3.23, an entity is an “Affiliate” of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C).

3.24 Directors, Officers, Employees and Consultants.

3.24.1 Employee Labor Matters. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof and has not received notice from any employee that the Company is delinquent with respect to amounts required to be reimbursed to such employees. Except as set forth in Schedule 3.24.1, upon termination of the employment of any of said employees, neither the Company, Surviving Company nor Parent will by reason of the consummation of the Transactions be liable to any of said employees for so-called “severance pay” or any other payments. The Company does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is responsible for and has properly accrued or paid or will have accrued or paid in accordance with all applicable laws and the current policies of the Company all amounts due to its employees for vacation, sick leave or other accrued obligations due to its employees for service through the Closing Date.

3.24.2 Employees and Contracts. Except as set forth in Schedule 3.24.2, no employee of the Company has been granted the right to continued employment by the Company, Surviving Company or Parent, or to any material compensation arising as a result of the termination of employment with the Company. The Company has no knowledge that any officer, director, employee or consultant of the Company (collectively, the “Contractors”) intends to terminate his or her employment or other engagement with the Company, nor does the Company have a present intention to terminate the employment or engagement of any Contractor.

3.24.3 Compensation. Schedule 3.24.3 sets forth a complete and accurate list of all (i) employees of the Company, including each employee’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation accrued but unpaid through the current fiscal year), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise) and (ii) individuals who are currently performing services for the Company related to the Business on a regular or recurrent basis including individuals who are classified as “consultants” or “independent contractors.” Schedule 3.24.3 also sets forth all (i) bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the consummation of the Transactions) any present or former employee of the Company or other Person since the date of the Last Balance Sheet; (ii) increases in any employee’s wage or salary outside the ordinary course of business since the date of the Last Balance Sheet; or (iii) increases or changes in any other benefits or insurance provided to any employees outside the ordinary course of business since the date of the Last Balance Sheet. No employee of the Company is eligible for payments that would constitute “parachute payments” under Section 280G of the Code.

3.24.4 Disputes. There are no claims, disputes or controversies pending or, to the Company’s knowledge, threatened involving any employee or group of employees. The Company has not suffered or sustained any work stoppage and no such work stoppage is threatened.

3.24.5 Unions. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing or election activity pending or, to the Company’s knowledge, threatened with respect to the Company.

3.25 Operation of Business. Except as set forth on Schedule 3.25, since the date of the Base Balance Sheet, the Company has conducted its business in all material respects only in the ordinary course.

3.26 Customers and Suppliers. Schedule 3.26 sets forth each of the Company’s current customers accounting for at least 1% of revenue (the “Customers”), and representatives and vendors, each accounting for $10,000 of expenses during the current fiscal year, as of the date hereof (whether pursuant to a commission, royalty or other arrangement) (the “Suppliers”). The Company has no reseller of its services. The relationships of the Company with its Customers and Suppliers are good commercial working relationships. Except as set forth on Schedule 3.26, no Customer or Supplier of the Company has by a writing canceled, materially modified, or otherwise terminated its relationship with the Company or decreased materially its usage or purchase or supply of the services or products of the Company, nor does any Customer or Supplier have, to the Company’s knowledge, any plan or intention to do any of the foregoing.

3.27 Insurance. The physical properties and assets used in connection with the Business are insured to the extent disclosed on Schedule 3.27 and all insurance policies and arrangements of the Company are also disclosed on Schedule 3.27. The Company has delivered to the Parent true, correct and complete copies of such insurance policies. Said insurance policies and arrangements are binding and in full force and effect, all premiums with respect thereto are currently paid in accordance with their terms, and the Company is in compliance in all material respects with the terms thereof. Said insurance is in commercially reasonable amounts and coverage for the Company’s assets and is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party. To the Company’s Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach, or permit termination, modification, or acceleration, of any such insurance policy. The Company has not received any notice of cancellation or non-renewal of any such insurance policy. The consummation of the Transactions will not cause a breach, termination, modification, or acceleration of any such insurance policy. There is no claim under any such insurance policy that has been improperly filed or as to which any insurer has questioned, disputed or denied liability. The Company has not received any notice of, nor does the Company have any knowledge of any facts that might result in, a material increase in the premium for any such insurance policy.

3.28 Powers of Attorney; Stockholder Agreements. The Company has not granted any power of attorney which is presently outstanding. Other than the Agreements set forth on Schedule 3.4 and 3.14(xiv) or any proxy granted to the Company or members of the Board of Directors no Stockholder of the Company is a party to any agreement with respect to the disposition or voting of any of the Common Stock or that relates to the governance or management of the Company.

3.29 Solvency. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its Debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.30 Foreign Corrupt Practices Act.

(a) The Company and its agents and representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value or any commission payment to: (i) any Person who is an official, officer, agent, employee or representative of any governmental authority or of any existing or prospective customer (whether or not government owned); (ii) any political party or official thereof; (iii) any candidate for political or political party office; or (iv) any other individual or entity; while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

(b) The Company has made all payments to third parties by check mailed to such third parties’ principal place of business or by wire transfer to a bank located in the same jurisdiction as such party’s principal place of business.

(c) Each transaction to which the Company is party is properly and accurately recorded on the books and records of the Company, and each document upon which entries in the Company’s books and records are based is complete and accurate in all material respects. The Company maintains a system of internal accounting controls which, to the Company’s Knowledge, are reasonably adequate to insure that the Company maintains no off-the-books accounts.

3.31 Bank Accounts. Schedule 3.31 accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

(a) the name and location of the institution at which such account is maintained;

(b) the name in which such account is maintained and the account number of such account;

(c) a description of such account and the purpose for which such account is used;

(d) the balance in such account as of the date of this Agreement; and

(e) the names of all individuals authorized to draw on or make withdrawals from such account.

There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

3.32 Investments. Schedule 3.32 sets forth an accurate and complete list of all certificates of deposit, debt and equity securities and other investments owned, beneficially or of record, by the Company (collectively, the “Investments”). The Company has good and marketable title to all of the Investments. The Investments are (i) properly valued at the lower of cost or market; (ii) readily marketable; and (iii) fully paid and not subject to assessment or other claims upon the holder thereof.

4. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUBS.

4.1 Organization. Each of the Parent and Merger Sub One is a Delaware corporation and Merger Sub Two is a Delaware limited liability company; all of the foregoing are duly formed, validly existing and in good standing under the laws of the State of Delaware with full power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted or proposed to be conducted.

4.2 Authority of the Parent and Merger Subs. The Parent and Merger Subs each has full authority and power to enter into this Agreement and the other Transaction Documents to be executed and delivered by such Party and to perform its obligations hereunder and thereunder. The execution, delivery and due performance by each of the Parent and Merger Subs of this Agreement and each such other Transaction Document have been duly authorized by all necessary action of such Party (and no further action by the Board of Directors, managers or stockholders or members of such party is required) and does not and will not require the Parent or Merger Subs to obtain any approval, Permit, consent or waiver of, or make any filing with, any governmental authority or other Person. This Agreement and each Transaction Document to be executed and delivered by any of the Parent or Merger Subs constitutes, or when executed and delivered will constitute, valid and binding obligations of the Parent, Merger Sub One or Merger Sub Two, as the case may be, enforceable against each such Party in accordance with their respective terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the enforcement of creditors’ rights generally.

4.3 No Conflict. The execution, delivery and performance by the Parent and Merger Subs of this Agreement and the other Transaction Documents (a) does not and will not violate any provision of the Certificate of Incorporation, formation, or bylaws, limited liability company agreement of any of the Parent or Merger Subs and (b) does not and will not violate any laws of the United States or of any state or other jurisdiction applicable to the Parent or Merger Subs or any material contract of the Parent.

4.4 Due Authorization; Valid Issuance. All shares of Parent Common Stock to be issued at the Closing or issuable under Section 2.7 are duly authorized and reserved for issuance pursuant to this Agreement, and when issued will be validly issued, fully paid and nonassessable, free and clear of any Liens and will be offered, delivered and sold in compliance with all registration or qualification requirements of applicable federal and state securities laws (or an applicable exemption therefrom).

4.5 SEC Reports. The Parent has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Parent was required to file with the Commission on or after December 31, 2005 (collectively, the “SEC Documents”). Each SEC Documents, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Reorganization. None of Parent, Merger Sub One, Merger Sub Two or any of their subsidiaries, Affiliates or representatives have taken any action that would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code. Parent directly owns shares and interests of Merger Subs, and will at all times through the Closing Date directly own shares and interests of Merger Subs, such that Parent is and at all times through the Closing Date will be in “control” of Merger Subs. For these purposes “control” has the meaning provided in Section 368(c) of the Code. There is not, and as of the Closing Date will not be, any intercorporate indebtedness between (i) Parent or Merger Subs and (ii) the Company, that was issued or acquired or will be settled at a discount. Neither Parent nor Merger Subs is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code and neither Parent nor Merger Subs will be an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code as of the Closing Date. Merger Sub Two is, and will be at all times through the Second Effective Time, properly treated for U.S. federal income tax purposes as an entity whose separate existence from Parent is disregarded. Merger Subs have each been organized specifically in connection with the transactions provided for in this Agreement and neither has, or will on or prior to the Closing Date, engage in any activities other than those reasonably required to consummate the transactions provided for in this Agreement.

4.7 Change of Control. As of the date hereof, Parent is not engaging in any negotiations with respect to a transaction that, if consummated, would result in a Change of Control.

5. CERTAIN AGREEMENTS

5.1 Publicity; Confidentiality.

5.1.1 Publicity. Except as set forth in the succeeding sentence, no press release, publicity, disclosure or notice to any Person concerning any of the Transactions shall be issued, given, made or otherwise disseminated by any Party or any of their respective Affiliates at any time (whether prior to, at or after the Closing) without the prior written consent of the non-disclosing Parties, which consent shall not be unreasonably withheld.

5.1.2 Confidentiality. Each of the Parties, its Affiliates and officers, directors, employees, agents and representatives shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others, any confidential matters relating to the other Parties, including, without limitation, trade secrets, source code, know-how, customer lists, operational methods, marketing plans or strategies, financial performance, product development techniques or plans, technical processes and designs and design projects relating thereto; provided that, to the extent that such confidential information becomes public knowledge through no action or omission constituting a breach of this Section 5.1.2, disclosure of such information shall not violate the terms of this provision.

5.2 Exclusive Dealing. From the date hereof until the earlier of the Closing or the termination of this Agreement, the Company, Principal Stockholder and their Affiliates will not, and the Company will ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate any inquiries or the making of, any offer or Proposal which constitutes or is reasonably likely to lead to any Proposal, or (ii) engage in negotiations or discussions with, or provide any non-public information or data concerning the Company or the Business to, any Person (other than the Parent or any of its Affiliates) relating to any Proposal whether made before or after the date of this Agreement. Notwithstanding the foregoing, prior to the time on which the Requisite Stockholder Approval is obtained, the Company, Principal Stockholder and the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may furnish information concerning the business, properties or assets of the Company to any Person, including furnishing non-public information pursuant to an executed non-disclosure agreement, and may engage in discussion and negotiations with such Person concerning a Proposal only if such Person has submitted an unsolicited bona fide Proposal that the Company’s Board of Directors determines in good faith, after consultation with its financial advisors, is or is reasonably likely to result in, a transaction that, if consummated, would be more favorable to the Stockholders than the Transaction form a financial point of view, taking into account all of the terms and conditions of such Proposal and of this Agreement, and to be reasonably capable of being consummated on the terms and conditions so proposed. Neither the Company nor the Principal Stockholder may withdraw, qualify or modify, or propose to withdraw, qualify or modify, its position with respect to this Agreement or the Transactions, and neither the Company nor the Principal Stockholder shall (or cause or permit any of their Affiliates, or any of their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents, to) approve or recommend, or propose to approve or recommend any Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Proposal. The Company and Principal Stockholder each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Proposal. Notwithstanding the immediately preceding sentence, the Board of Directors of the Company may at any time prior to obtaining the Requisite Stockholder Approval decline to make, withdraw, modify or change a recommendation that the shareholders of the Company vote to approve this Agreement to the extent that the Board of Directors determines in good faith, after consultation with legal counsel, that making such recommendation or the failure to so withdraw, modify or change its recommendation would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable laws (which declinations, withdrawal, modification or change shall not constitute a breach of this Agreement); provided that (i) the Board of Directors shall immediately notify Parent of its determination to so decline, withdraw, modify or change its recommendation (including the reasoning therefor) and (ii) such declination, withdrawal, modification or change shall not relieve the Company of its obligations under Section 5.4. The Company and Principal Stockholder each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.2. At any time prior to the earlier of the Closing and the termination of this Agreement, the Company shall notify the Parent as promptly as practicable, and in any event not later than the next Business Day, of any credible inquiries, expressions of interest, requests for information, Proposals or offers received by such Party or any of its Affiliates relating to a Proposal indicating, in connection with such notice, the name of the Person indicating such inquiry, expression of interest or request and the material terms and conditions thereof. As used in this Agreement, “Proposal” means (i) any proposal for a merger, consolidation or other business combination concerning the Company, (ii) any proposal or offer to acquire in any manner, directly or indirectly, any part of the assets or capital stock of the Company, and (iii) any proposal or offer with respect to any recapitalization or restructuring concerning the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing.

5.3 Operations. From the date hereof until the earlier of the Closing or the termination of this Agreement, the Company shall conduct its Business in the ordinary course, consistent with past practices. Without limiting the foregoing, the Company shall (i) pay its Debts and Taxes when due, in each case subject to good faith disputes over such Debts or Taxes, (ii) pay or perform all material obligations when due and (iii) use commercially reasonable efforts, consistent with past practices and policies, to (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees and (C) preserve its relationships with its Customers and Suppliers.

5.4 Requisite Stockholder Approval. The Company shall promptly after the date hereof take all necessary action in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and by-laws to obtain the written consent of its Stockholders required thereunder for the adoption of this Agreement and the approval of the Mergers (the “Requisite Stockholder Approval”) by written consent in lieu of a meeting. If (a) the Requisite Stockholder Approval is not obtained on or prior to November 15, 2006, and (b) Parent has not terminated this Agreement pursuant to Section 7.1(e), the Company shall as promptly as practicable thereafter establish a record date for, call, give notice of, convene and hold a meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) for the purpose of voting upon the adoption of this Agreement in accordance with Delaware Corporation Law; provided that (x) nothing herein shall prevent the Company from postponing or adjourning the Company Stockholders’ Meeting if there are insufficient shares of the Common Stock necessary to conduct business at the Company Stockholders’ Meeting or from obtaining the Requisite Stockholder Vote by written consent in lieu of a meeting, and (b) from and after the date on which the Company gives such notice of the Company Stockholders’ Meeting, Parent shall not terminate this Agreement pursuant to Section 7.1(e) unless the Company has been unable to obtain the Requisite Stockholder Approval within thirty (30) days of the date of such notice. The Company may solicit from the Company’s stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Corporation Law, and shall use commercially reasonable efforts to secure the Requisite Stockholder Approval.

5.5 Form S-4 Registration Statement; Exchange Listing.

5.5.1 Form S-4 Registration Statement. As promptly as practicable after the execution of this Agreement, and in any event, within 30 Business Days of the date hereof, the Company and Parent shall prepare, and Parent shall file with the Commission a Registration Statement on Form S-4 in connection with the issuance of shares of Parent Common Stock in the Merger (as may be further amended or supplemented from time to time, the “Form S-4”). Each of the Company and Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Parent and Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Form S-4 will be made by the Parent. If at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective Affiliates, directors, or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4, so that such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and, to the extent required by applicable law or the Commission, disseminated to the Company’s stockholders. The Parties shall notify each other promptly of the time when the Form S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the Commission or the staff of the Commission for amendments or supplements to the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its representatives, on the one hand, and the Commission or staff of the Commission, on the other hand, with respect to the Form S-4 or the Merger and (ii) all orders of the Commission relating to the Form S-4.

5.5.2 Exchange Listing. Parent agrees to authorize for listing on the American Stock Exchange (i) prior to the Closing, the shares of Parent Common Stock issuable in respect of the Initial Consideration Amount, and (ii) as soon as reasonably practicable after determination of shares of Parent Common Stock issuable in respect of the Incentive Consideration Amount or the Change of Control amount, as applicable, the shares of Parent Common Stock so issuable.

5.6 Access. From the date hereof until the earlier of the Closing or the termination of this Agreement, the Company shall afford the Parent and its accountants, legal counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company to enable the Parent to obtain all information concerning the Business, including (to the extent permitted by applicable law) the status of product development efforts, properties, results of operations and personnel of the Company, as the Parent may reasonably request; provided, however, that no information or knowledge obtained by the Parent in any investigation conducted pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty of the Company set forth herein or the conditions to the obligations of Parent and Merger Subs to consummate the Transactions contemplated by this Agreement or the remedies available to the Parties hereunder; provided further that if Parent becomes aware of any information that constitutes a breach of or material inaccuracy in any representation or warranty of the Company, Parent shall promptly notify the Company of such information.

5.7 Company Options. No Options shall be assumed and/or substituted by the Parent. The Company shall take such action as shall be required: (i) to cause the vesting of any unvested Options granted under any Company Option Plans to be accelerated in full effective immediately prior to the Effective Time; and (ii) to effectuate the cancellation, immediately prior to the Effective Time, of each Option outstanding immediately prior to the Effective Time (without regard to the exercise price of such Options) in exchange for the right to receive a payment equal to (a) the number of shares of Common Stock represented by such Option, multiplied by (b) the excess of (A) the amount distributable in respect of each share of Common Stock pursuant to Section 2.7.4 (e) - (h) hereof (assuming the exercise of all (I) Initial In The Money Options, in the case of the Initial Consideration Amount, and (II) Initial In The Money Options and Incentive In The Money Options, in the case of the Incentive Consideration Amount), over (B) the exercise price for the share of Common Stock represented by such Option (less the amount of applicable withholding Taxes), whereupon such Option shall no longer represent the right to purchase Common Stock, any other equity security or any other consideration of the Company, Merger Subs, Parent, Surviving Corporation, Surviving Company or any other Person (it being understood that the actual amount of such payment will be calculated based on the sum of the Deemed Distribution Amount and the Incentive Consideration Amount).

5.8 Treatment as Reorganization. None of the Parent, Merger Sub Two or the Company shall, and they shall not permit any of their respective Subsidiaries to, take any action (or fail to take any action) prior to or for a reasonable period following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code.

5.9 Cooperation. From the date hereof until the earlier of the Closing or the termination of this Agreement, each of the Parties shall use its commercially reasonable best efforts to satisfy in full all conditions required to be satisfied by such Party prior to the Closing.

5.10 Schedule Updates. Between the date of this Agreement and the Closing Date, the Company may notify Parent in writing if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company’s representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition reported in such written notice require any change in the Company’s Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Parent a supplement to the Company’s Schedules specifying such change. Parent shall be entitled to reject any of the Company’s supplemental disclosures made pursuant to this Section 5.10 in asserting that the condition to Closing set forth in Section 6.1.1 has not been satisfied. If Parent fails to reject the supplemental disclosure in the Schedules in writing within ten (10) Business Days following Parent’s receipt thereof, or if Parent elects to close despite such supplemental disclosures, the supplemental disclosures shall be deemed accepted by Parent, the condition to Closing set forth in Section 6.1.1 shall be deemed satisfied and the disclosure relative to Company’s representations and warranties shall be deemed modified and supplemented as indicated in such notice for purposes of Section 9 hereof.

5.11 Board Seat. The Parent shall use its best efforts to cause Febbo to be elected to the Parent’s board of directors. In furtherance of the foregoing, Parent shall use its best efforts to cause (i) its board of directors, at its first regularly board meeting following the Closing, to nominate Febbo for election as a director (at which time, Febbo would begin to serve as director), and (ii) the election of Febbo as a director at each annual stockholder meeting of the Parent. The obligations of the Parent in this Section 5.11 shall cease at such time that Febbo’s employment with the Surviving Company or Parent (if applicable) is terminated (other than a termination of Febbo’s employment without Cause or a resignation by Febbo for Good Reason (each, as defined in Febbo’s Designated Employment Agreement) on or prior to the Incentive Consideration Payment Date, in which event Parent’s obligations under this Section 5.11 shall cease as of the Incentive Consideration Payment Date).

5.12 Director and Officer Liability and Indemnification. For a period of six (6) years after the Closing, (i) the Surviving Company shall maintain provisions in its governance documents that are comparable to the provisions contained in the Company’s certificate of incorporation and bylaws in effect as of the date hereof that relate to exculpation or indemnification of former officers, directors or managers (unless required by law), it being the intent of the parties that the officers and directors of the Company prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under the law of its jurisdiction of formation or incorporation, and (ii) the Surviving Company shall maintain insurance for the Company’s officers and directors, covering director and officer liability for actions taken by or omitted to be taken by the officers and directors of the Company in their capacity as such prior to or at the Closing, and such coverage shall be comparable to the coverage provided to the officers and directors of Parent.

5.13 Treatment of the Transaction as a “Reorganization” for Federal Income Tax Purposes. Parent, Merger Subs and the Company shall not take, and shall not permit any of their subsidiaries (including, in the case of Parent, Merger Sub One and Merger Sub Two), Affiliates, representatives or any “related person” (within the meaning of such term as used in Treasury Regulations Section 1.368-1) to take, any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code. Parent, Merger Sub One, Merger Sub Two (if applicable) and the Company shall file, and shall ensure that their subsidiaries (including, in the case of Parent, Merger Sub Two), Affiliates and representatives file, their income tax returns on a basis consistent with the treatment of the Merger as a reorganization described in Section 368(a) of the Code.

6. CONDITIONS.

6.1 Conditions to the Obligations of the Parent and Merger Subs. The obligation of the Parent and Merger Subs to consummate the Transactions are subject to the satisfaction (or waiver by the Parent in its sole and absolute discretion), prior to or at the Closing, of the following conditions precedent:

6.1.1 Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Company in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the Closing Date (or, to the extent such representation or warranty speaks only as of an earlier date, it shall be true and correct in all material respects as of such earlier date); and (ii) the Company and Principal Stockholder shall have performed (or caused to be performed), in all material respects, each of the covenants and obligations in this Agreement or any of the other Transaction Documents required to be performed by such Parties as of the Closing Date.

6.1.2 Consents. The Company shall have delivered to the Parent copies of all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company in connection with the execution and delivery of this Agreement and the consummation of the Transactions. Except as set forth on Schedule 6.1.2, the Company shall have received all required and material Permits, authorizations, waivers and consents necessary for the consummation of the Transactions and the operation by the Surviving Company of the Business after the Closing Date from all Persons, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders, licensors and contract parties, required in connection with the Transactions.

6.1.3 Audited 2005 Financials. The Company shall have delivered an audited consolidated balance sheet of the Company for the fiscal year ended December 31, 2005 and statements of income, retained earnings and cash flows for the year then ended prepared in accordance with GAAP, including footnotes thereto, and such financial statements shall not be materially different in any adverse manner from the Financial Statements previously delivered for the same period.

6.1.4 Legal Opinion of Company Counsel. The Parent shall have received from counsel for the Company an opinion dated as of the Closing Date, in the form attached hereto as Exhibit C.

6.1.5 Employees. The Designated Employment Agreements shall be in full force and effect and each of the employees party thereto shall continue to be employed by the Company on the terms thereof. In addition, the employees who are identified on Schedule 3.24.3 shall have accepted offers of employment with the Surviving Company and shall have executed and delivered to the Surviving Company an Employee Confidentiality Agreement.

6.1.6 Lien Releases. The Company shall have obtained from all of its secured creditors and other lien holders the full release of all Liens (other than Permitted Liens) on any of its assets and the Company shall have delivered copies of such releases to the Parent.

6.1.7 Good Standing Certificates. The Company shall have delivered to the Parent certificates issued by (i) the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation as to such foreign qualification that such entity is so qualified and in good standing.

6.1.8 Officer’s Certificates.

(a) The Chief Executive Officer of Company shall have delivered to the Parent a certificate, dated the Closing Date, certifying that the conditions specified in this Section 6.1 have been satisfied.

(b) The Secretary of the Company shall have delivered to the Parent a certificate, dated the Closing Date, certifying (i) true and complete copies of, the Company’s Certificate of Incorporation and By-laws, as amended through the Closing Date, and (ii) true and correct copy of the minutes or written consents of the Company’s board of directors and stockholders authorizing the Transactions.

6.1.9 Loans to Stockholders. All principal and accrued interest outstanding on loans from the Company to its stockholders shall have been satisfied or such loans otherwise cancelled.

6.1.10 Material Adverse Change. No event or set of circumstances shall have occurred or exist that has had or could reasonably be expected to result in a Material Adverse Change of the Company.

6.1.11 FIRPTA Certificate. The Company shall have delivered to the Parent a properly executed statement in a form reasonably acceptable to the Parent for purposes of satisfying the Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

6.1.12 Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

6.1.13 Form S-4. The Form S-4 shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission and no Commission proceeding for that purpose shall have been initiated by the Commission.

6.2 Conditions to Obligations of the Company. Company’s obligation to consummate the Transactions is subject to the fulfillment (or waiver by the Stockholder Representative in its sole and absolute discretion), prior to or at the Closing, of the following conditions precedent:

6.2.1 Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Parent and Merger Subs in this Agreement shall be true and correct in all material respects as of the Closing Date (or, to the extent such representation or warranty speaks as of an earlier date, it shall be true and correct in all material respects as of such earlier date); and (ii) the Parent and Merger Subs shall have performed, in all material respects, each of the covenants and obligations in this Agreement required to be performed by them as of the Closing Date.

6.2.2 Consents. The Parent and Merger Subs shall have delivered to the Company copies of all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Parent and Merger Subs in connection with the execution and delivery of this Agreement and the consummation of the Transactions. Except as set forth on Schedule 6.2.2, the Parent and Merger Subs shall have received all required and material Permits, authorizations, waivers and consents necessary for the consummation of the Transactions from all Persons, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders, licensors and contract parties, required in connection with the Transactions.

6.2.3 Good Standing Certificate. The Merger Subs shall have delivered to the Company certificates issued by the Secretary of State of the State of Delaware certifying that the Merger Subs have legal existence and are in good standing.

6.2.4 Officer’s Certificates.

(a) The President of the Parent shall have delivered to the Company a certificate, dated the Closing Date, certifying that the conditions specified in this Section 6.2 have been satisfied.

(b) The Secretary of Merger Sub One and Merger Sub Two shall have delivered to the Company a certificate, dated the Closing Date, certifying (i) true and complete copies of, each of the Merger Subs’ certificate of incorporation or formation, by-laws or limited liability company agreement, as amended through the Closing Date, and (ii) true and correct copy of the minutes or written consents of each of the Merger Subs’ board of directors or managers and sole stockholder or member authorizing the Transactions.

6.2.5 Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

6.2.6 Form S-4. The Form S-4 shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission and no Commission proceeding for that purpose shall have been initiated by the Commission.

6.2.7 American Stock Exchange Listing. If required, the shares of Parent Common Stock issuable under Section 2.7 shall have been approved for listing on the American Stock Exchange.

6.2.8 Material Adverse Change. No event or circumstance shall have occurred or exist that has had or could be reasonably likely to have a Material Adverse Change of the Parent.

7. TERMINATION OF AGREEMENT.

7.1 Right to Terminate Agreement. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written agreement of the Company and Parent;

(b) by the Company or the Parent, if the Closing has not occurred on or prior to 180 days from the date of this Agreement; provided, however, that neither the Company nor the Parent shall be entitled to terminate this Agreement pursuant to this Section 7.1(b) if such Party’s failure to fulfill any of its obligations in any material respect under this Agreement has prevented the consummation of the Transactions;

(c) by the Parent, upon any material breach of any representation, warranty or covenant on the part of the Company or Principal Stockholder set forth in this Agreement, or if any representation or warranty of the Company or Principal Stockholder shall have become materially untrue; in either case, such that the conditions set forth in Section 6.1 would not be satisfied (a “Company Breach”); provided, however, that if such Company Breach is not a willful and intentional breach and is curable by the Company or Principal Stockholder through exercise of all reasonable efforts and for so long as such Parties continue to exercise such reasonable efforts, the Parent may not terminate this Agreement under this Section 7.1(c) for a period of thirty (30) days after giving written notice of such Company Breach to the Company; and provided further, that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 7.1;

(d) by the Company, upon any material breach of any representation, warranty or covenant on the part of the Parent or Merger Subs set forth in this Agreement, or if any representation or warranty of the Parent or Merger Subs shall have become materially untrue; in either case, such that the conditions set forth in Section 6.2 would not be satisfied (a “Parent Breach”); provided, however, that if such Parent Breach is not a willful and intentional breach and is curable by the Parent or Merger Subs through exercise of all reasonable efforts and for so long as such Parties continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(d) for a period of thirty (30) days after giving written notice of such Parent Breach to the Parent; and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 7.1; or

(e) by the Parent if the Requisite Stockholder Approval has not been obtained by 9:00 a.m. Pacific time, November 7, 2006.

7.2 Effect of Termination. Each Party’s right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an exclusive election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 7.3, 8.1, 9 and 11.1 will survive.

7.3 Termination Fee. The Company shall (a) pay to Parent a fee equal to $1,000,000 and (b) reimburse Parent for all of its transaction expenses incurred in connection herewith (including all legal, accounting, financial advisory, appraisal, filing and registration fees and costs), by wire transfer of immediately available funds to an account or accounts designated in writing by the Parent, within one Business Day after demand by the Parent, in the event that this Agreement is terminated (i) by the Company other than in accordance with Sections 7.1(a), (b) or (d); (ii) by the Parent in accordance with Section 7.1(c) due to the Company, the Company’s board of directors, the Principal Stockholder or the stockholders of the Company holding a majority of the Company’s voting stock, approving, or entering into an agreement to effectuate, a Proposal; or (iii) by the Parent in accordance with Section 7.1(b) or (c) due to the Company’s willful, intentional and material breach of its obligations under Section 5.4 after written notice from Parent identifying the circumstances constituting the breach, unless such breach is cured to Parent’s reasonable satisfaction within ten (10) Business Days of such notice.

8. POST-CLOSING AGREEMENTS.

8.1 Non-competition; Nonsolicitation.

(a) Principal Stockholder agrees that for a period of: three (3) years following the Closing Date, he will not, without the prior written consent of the Surviving Company, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any Person which develops, markets or sells products, or performs services anywhere in the world which are competitive with or similar to the products or services of the Company immediately prior to the Closing.

(b) Principal Stockholder agrees that for a period of three (3) years following the Closing Date, he will refrain from (i) directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave the employment of the Parent, Surviving Company or any of their Affiliates, and (ii) soliciting or encouraging any customer or supplier of the Parent, Surviving Company or any of their Affiliates, to terminate or otherwise modify adversely its business relationship with the Parent, Surviving Company or any of their Affiliates.

9. INDEMNIFICATION.

9.1 Indemnification by the Company and Principal Stockholder.

9.1.1 Losses by Parent Indemnified Parties. Subject to the limitations set forth in this Section 9, the Company shall prior to the Closing Date, and the Stockholders shall severally and not jointly, indemnify and hold the Parent, Merger Subs, Surviving Corporation, Surviving Company, their Affiliates and their officers, directors, managers, members, stockholders, employees, agents and representatives (individually a “Parent Indemnified Party” and collectively the “Parent Indemnified Parties”) harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of any of the following matters (collectively, the “Parent Losses”):

(a) any fraud or intentional misrepresentation by the Company, Principal Stockholder, Stockholder Representative or any of the Company’s officers and directors;

(b) any breach of any representation, warranty or covenant of the Company, or any covenant of the Principal Stockholder, under this Agreement (including the schedules hereto) or in any Transaction Document or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants; or

(c) any exercise of appraisal rights, dissenters rights or similar rights by any stockholders or option holder of the Company, or any claim by any Person that an Authorized Action is not binding on, or enforceable against, the Stockholders.

9.1.2 Limitation on Indemnification Obligation. Notwithstanding anything herein to the contrary, the Company and the Stockholders shall not be required to indemnify the Parent Indemnified Parties with respect to any claim for indemnification pursuant to Section 9.1.1 unless and until the aggregate amount of all Parent Losses exceeds $45,000; provided, however, that (i) once such threshold is exceeded, the Company and the Stockholders shall, subject to clause (ii) hereof, be liable for the entire amount of such Parent Losses, (ii) the aggregate liability of the Company and the Stockholders for all Parent Losses shall not exceed, and the sole recourse for all indemnification claims for Parent Losses shall be limited to the right of set off for such claims from, (x) the Balance Sheet Escrow Amount (but solely with respect to claims arising under Section 2.8 hereof), (y) until the 18-month anniversary of the Effective Time, the Indemnity Escrow Amount (after which time the Parent shall have no right of recovery against such amount) and (z) the 50% Cash Portion Amount ((x), (y) and (z) collectively the “Stockholder Cap”), and (iii) the limitations described in the preceding clauses (i) and (ii) shall not apply to Parent Losses resulting from matters described in paragraphs (a) and (c) of Section 9.1.1 or from breaches of the representations and warranties contained in Sections 3.1, 3.3 and 3.5, for which the Company’s and Stockholders’ maximum aggregate liability when combined with Parent Losses subject to the Stockholder Cap shall be the Consideration Amount received by or payable to the Stockholders pursuant to this Agreement. As used herein, “50% Cash Portion Amount” means fifty percent (50%) of (x) the cash portion of the Incentive Consideration Amount or (y) if applicable, the cash portion of the Change of Control Amount.

9.1.3 Right of Set-Off. So long as the Balance Sheet Escrow Amount, Indemnity Escrow Amount and any cash portion of the Incentive Consideration Amount (or, if applicable, the cash portion of the Change of Control Amount) shall remain unpaid and outstanding, the Parent and the Surviving Company shall have the right, in its sole discretion, to satisfy any claim it or any other Parent Indemnified Party may have under Section 9.1.1 by setting off such claim against such consideration, in which case the then unpaid consideration shall be reduced by the amount of such claim, provided any set-off to the Balance Sheet Escrow Amount shall be limited to the Balance Sheet Escrow Adjustment.

9.2 Indemnification by the Parent and Merger Subs.

9.2.1 Losses by the Company and Principal Stockholder. The Parent and Merger Subs agree, jointly and severally, to indemnify and hold the Stockholders (individually a “Company Indemnified Party” and collectively the “Company Indemnified Parties”) harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of any of the following matters (collectively, the “Company Losses”):

(a) any fraud or intentional misrepresentation by the Parent or Merger Subs or any of their respective officers or directors; or

(b) any breach of any representation, warranty or covenant of the Parent or Merger Subs under this Agreement (including the schedules hereto) or in any Transaction Document or by reason of any claim, action or proceeding asserted or instituted, growing out of any matter or thing constituting a breach of such representations, warranties or covenants.

9.2.2 Limitation on Indemnification Obligation. Notwithstanding anything herein to the contrary, the Parent and Merger Subs shall not be required to indemnify the Company Indemnified Parties with respect to any claim for indemnification pursuant to Section 9.2.1 unless and until the aggregate amount of all Company Losses exceeds $45,000; provided, however, that (i) once such threshold is exceeded, the Parent and Merger Subs shall, subject to clause (ii), be liable for the entire amount of such Company Losses, (ii) the aggregate liability of the Parent and Merger Subs under Section 9.2.1 shall not exceed the sum of (1) $450,000 and (2) the 50% Cash Portion Amount; provided, however, such indemnification obligation shall (x) be limited to an aggregate of $450,000 during the first 18 months following the Effective Time, and (y) be limited to an aggregate amount equal to the 50% Cash Portion Amount after such 18 month period (provided the payment of any indemnification obligations for Company Losses arising after such 18 month period shall be made if, as and when the 50% Cash Portion Amount is paid to the Stockholders) (the “Parent Cap”), and (iii) the limitations described in the preceding clauses (i) and (ii) shall not apply to Company Losses resulting from matters described in paragraph (a) of Section 9.2.1 or breaches of the representations and warranties contained in Sections 4.1, 4.2, 4.3 and 4.4, for which Parent and Merger Subs’ maximum aggregate when combined with Company Losses subject to the Parent Cap liability shall be the Consideration Amount received by or payable to the Stockholders pursuant to this Agreement.

9.3 Notice; Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder as set forth in Sections 9.1.2, 9.2.2 and 9.4. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party as reasonably promptly as practicable after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within thirty (30) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it as long as the indemnifying party is conducting a good faith and reasonably diligent defense. In such an event, the indemnifying party will not settle the subject claim without the prior written consent of the indemnified party, which consent will not be unreasonably withheld unless, pursuant to or as a result of such compromise or settlement, (A) injunctive relief or specific performance would be imposed against the indemnified party, or (B) the indemnified party is not released from all liability arising from such indemnification claim. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel. In such an event, the indemnifying party will still have all of its obligations hereunder provided that the indemnified party will not settle the subject claim without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld. If (a) the indemnifying party fails to give notice that it disputes an indemnification claim within such 30-day period, it shall be deemed to have elected not to conduct the defense of the subject claim or (b) the indemnifying party does not conduct the defense in good faith, and in such event the indemnified party shall have the right to conduct the defense in good faith and to compromise and settle the claim in good faith and the indemnifying party will be liable for all reasonable costs, expenses, settlement amounts or other Parent Losses or Company Losses, as applicable, paid or incurred in connection therewith; provided, however, that no such compromise or settlement shall be effected without the prior written consent (which shall not be unreasonably withheld or delayed) of the indemnifying party if, pursuant to or as a result of such compromise or settlement, (A) injunctive relief or specific performance would be imposed against the indemnifying party, or (B) if the indemnifying party is also named as a party to such claim, such compromise or settlement does not expressly and unconditionally release the indemnifying party from all liabilities and obligations to the third party claimant (without limitation of the indemnified party’s rights against the indemnifying party hereunder) with respect to such claim, without prejudice. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

9.4. Survival of Representations, Warranties and Covenants. All claims for indemnification under Sections 9.1 or 9.2 with respect to breaches of any representations and warranties contained herein must be asserted on or prior to the last day of the respective survival periods set forth in this Section 9.4, and all lawsuits with respect to such claims must be brought within the proper periods as specified by the applicable statutes of limitations. The representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the Parties hereto and the completion of the Transactions, but only to the extent specified below:

(a) except as set forth in clauses (b) and (c) below, the representations and warranties contained in Sections 3 and 4 shall survive until the earlier to occur of (i) the Incentive Consideration Payment Date and (ii) the Change of Control Payment Date (it being understood that except as provided in Sections 9.1.2 and 9.2.2, none of Parent, Merger Subs or the Company shall have any right of recovery for a breach of such representations and warranties);

(b) the representations and warranties contained in Sections 3.9 and 3.24 shall survive until 60 days after the expiration of any statutes of limitations applicable to the particular Tax or particular provision of ERISA at issue;

(c) the representations and warranties contained in Sections 3.1, 3.3, 3.5, 4.1, 4.2, 4.3 and 4.4 shall survive without limitation; and

(d) all agreements and covenants contained in this Agreement that by their terms survive the Closing shall survive in accordance with their respective terms, unless earlier satisfied or waived.

9.5 Tax Treatment.. The Parties agree to treat any indemnity payment made pursuant to Sections 9.1 or 9.2 as an adjustment to the Consideration Amount for all Tax purposes.

9.6 Consequential Damages. None of the stockholders of the Company or Parent and Merger Subs shall have liability for indemnification hereunder for indirect, special, consequential damages or lost profits.

9.7 Payment Adjustments for Insurance Proceeds; Tax Benefits. Any indemnity payment made by a Party pursuant to this Section 9 in respect of any claim shall be net of (a) an amount equal to (x) any insurance proceeds realized by and paid to the party being indemnified minus (y) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any correspondent increases in insurance premiums or other chargebacks, and (b) any tax benefits or savings actually realized by an indemnified party on account of such Losses.

9.8 Limitation of Remedies. Notwithstanding anything to the contrary contained in this Agreement or elsewhere, the Parties hereby agree that any and all claims or causes of action that may arise under this Agreement shall be brought against the other only pursuant to the terms and conditions of this Section 9, which indemnification shall be the sole and exclusive right and remedy of the Parent Indemnified Parties and Company Indemnified Parties with respect to the subject matter of this Agreement, other than claims for specific performance, injunction or other equitable relief, and any claims made under Section 7.3

10. APPOINTMENT OF STOCKHOLDER REPRESENTATIVE.

10.1 Authority.

(a) The Stockholders of the Company, by their approval of this Agreement and/or their tender pursuant to Section 2.7 of certificates for Company Capital Stock, will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (a) the Balance Sheet Escrow Adjustment and indemnifications provisions of Section 9, (b) the Escrow Agreement, (c) the appointment of Mr. Febbo as the Stockholders’ true and lawful agent, proxy and attorney-in-fact (the “Stockholder Representative”) and (d) the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by the Stockholders Representation under this Agreement and the other Transaction Documents, including, without limitation, the exercise of the power to: (i) authorize delivery to Parent of Parent Common Stock held in escrow in respect of the Balance Sheet Escrow Amount or the Indemnity Escrow Amount in satisfaction of indemnity claims by Parent or any other Parent Indemnified Party (as defined herein) pursuant to Section 9 and/or the Escrow Agreement; (ii) arbitrate, resolve, settle, negotiate or compromise any claim for indemnity made pursuant to Section 9; (iii) waive any right of any or all of the Stockholders following the Transactions with respect to matters set forth in this Agreement, the Escrow Agreement or any other agreement contemplated by this Agreement; (iv) give and receive all notices required to be given under this Agreement and the Escrow Agreement; and (v) take all actions necessary in the sole judgment of the Stockholder Representative for the accomplishment of the foregoing. The Stockholder Representative will have unlimited authority and power to act on behalf or the stockholders with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement and the disposition, and all rights or obligations arising under the Escrow Agreement so long as all stockholders are treated in the same manner, subject to and in accordance with Section 2.7.4 hereof and the Company’s Certificate of Incorporation.

(b) Each Stockholder grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Stockholder Representative may lawfully do or cause to be done by virtue hereof. Each Stockholder agrees that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Stockholder Representative and shall survive the death, incapacity, or bankruptcy of such Stockholder. Each Stockholder acknowledges and agrees that upon execution of this Agreement, any delivery by the Stockholder Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Stockholder Representative or any decisions made by the Stockholder Representative pursuant to this Section 10, such Stockholder shall be bound by such documents or decision as fully as if such Stockholder had executed and delivered such documents or made such decisions.

10.2 Liability. The Stockholder Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Stockholder, except in respect of amounts received on behalf of such Stockholder. The Stockholder Representative shall not be liable to any Stockholder for any action taken or omitted by him or any agent employed by him hereunder or under any other Transaction Document, or in connection therewith, except that the Stockholder Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. Each Stockholder agrees to indemnify the Stockholder Representative, ratably in accordance with his, or her its pro rata share of the Initial Consideration, Incentive Consideration Amount and the Change of Control Consideration Amount, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Stockholder Representative in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Stockholder shall be liable for any of the foregoing to the extent they arise from the Stockholder Representative’s gross negligence or willful misconduct. The Stockholder Representative shall not be liable to any of the Stockholders for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Stockholder to whom payment was due, but not made, shall be to recover from other Stockholders any payment in excess of the amount to which they are determined to have been entitled. The Stockholder Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

10.3 Replacement of the Stockholder Representative. Upon the death, disability, withdrawal, removal or incapacity of the initial Stockholder Representative appointed pursuant to Section 10.1 above, Stockholders holding a majority in interest of the Outstanding Capital Stock immediately prior to the Effective Time, voting together as a single class, shall appoint a new Stockholder Representative.

10.4 Actions of the Stockholder Representative; Liability of the Stockholder Representative. Each Stockholder agrees that Parent shall be entitled to rely on any action taken by the Stockholder Representative, on behalf of the Stockholders, pursuant to Section 10.1 above (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Stockholder as fully as if such Stockholder had taken such Authorized Action. Parent agrees that the Stockholder Representative shall have no liability to Parent for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. In addition, the Stockholders hereby release and discharge Parent, the Company and each of their respective Affiliates from and against any liability arising out of or in connection with the Stockholder Representative’s failure to distribute any amounts received by the Stockholder Representative on the Stockholders’ behalf to the Stockholders.

10.5 Expenses of the Stockholder Representative. The Stockholder Representative shall be entitled to be reimbursed for all out-of-pocket costs and expenses incurred by the Stockholder Representative in connection with actions taken pursuant to the terms of this Agreement and the Escrow Agreement, at the Stockholder Representative’s option, from (or establish a reserve for such expenses or contingencies as the Stockholder Representative may deem appropriate from) any of: (i) at the time of release of the Balance Sheet Escrow Amount, all or any portion of those shares may be (a) held by or for the benefit of the Stockholder Representative and (b) at such time as such shares may be sold free of any lock-up, at the request of the Stockholder Representative, sold by the Escrow Agent and the proceeds paid to or at the direction of the Stockholder Representative, in either case, pro rata in proportion to the Stockholders’ respective percentage interests in the Parent Common Stock payable to the Stockholder Representative on behalf of the Stockholders pursuant to Sections 2.8.4(ii)(I) and 2.8.5, (ii) at the time of payment of the Incentive Consideration Amount or Change of Control Amount, as applicable, deducted ratably from the cash portion thereof payable at such time and delivered to the Stockholder Representative, or (iii) if shares of Parent Common Stock are available for distribution to the Stockholder Representative or the Stockholders pursuant to the Escrow Agreement, at the request of the Stockholder Representative, a portion of those shares will be sold by the Escrow Agent and the proceeds paid to or at the direction of the Stockholder Representative, in either case, pro rata in proportion to the Stockholders’ respective percentage interests in the Parent Common Stock held in escrow pursuant to the Escrow Agreement. Parent acknowledges and agrees that until such time as the Parent Common Stock issued pursuant hereto may be sold pursuant to the Form S-4 and the lock-up contemplated by Section 2.9.8 shall have expired, Parent shall advance to the Stockholder Representative funds to cover all such out-of-pocket costs and expenses contemplated hereby (in an aggregate amount not to exceed $15,000), at which time all such funds advanced by Parent to the Stockholder Representative shall be promptly reimbursed by the Stockholder Representative. Subject to the preceding sentence, if at any time the amounts held by the Stockholder Representative as a reserve, together with the amounts then available to the Stockholder Representative pursuant to Sections 10.5(i)-(iii), are insufficient to satisfy the out-of-pocket costs and expenses paid or payable by the Stockholder Representative, the Stockholders shall advance or reimburse the Stockholders Representative for the amount of such expenses, pro rata in proportion the number of shares of Outstanding Capital Stock held by them immediately prior to the Closing.

11. MISCELLANEOUS.

11.1 Fees and Expenses. Except as otherwise provided in Section 7.3, each of the Parties will bear its own expenses in connection with the negotiation and the consummation of the Transactions, and no expenses of the Company, Principal Stockholder or any of their Affiliates relating in any way to the negotiation and preparation of this Agreement or the Transactions, including without limitation legal, accounting or other professional expenses, shall be charged to or paid by the Parent, Merger Subs or the Surviving Company. Notwithstanding the foregoing, the fees and expenses of the Stockholders of the Company arising in connection with the negotiation and consummation of the Transactions may be paid by the Company if and to the extent that the Company satisfies its obligations as to Net Working Capital and Net Cash under Section 2.8 as of the Effective Time.

11.2 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any Transactions and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

11.3 Notices. Any notice, demand or request required or permitted to be given by the Parties pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

TO PARENT OR MERGER SUB:

MCF Corporation
600 California Street
9th Floor
San Francisco, CA 94108
Attn: General Counsel
Tel: (415) 248-5600
Fax: (415) 248-5690

With a copy (which shall not
constitute notice) to:

Mazzeo Song LLP
708 Third Avenue
19th Floor
New York, NY 10017
Attn: David S. Song
Tel: (212) 599-0700
Fax: (212) 599-8400

TO THE COMPANY OR PRINCIPAL STOCKHOLDER:

c/o MedPanel, Inc.
44 Brattle Street
Suite 4
Cambridge, MA 02138
Attn: William Febbo
Tel: (617) 661-8080
Fax: (617) 661-8089

With a copy (which shall not
constitute notice) to:

McDermott Will & Emery LLP
28 State Street
Boston, MA 02109
Attn: Mark B. Stein
Tel: (617) 535-4048
Fax: (617) 535-3800

or, in each case, at such other address as may be specified in writing to the other Parties.

11.4 Entire Agreement. This Agreement, the schedules and exhibits referred to herein and the other Transaction Documents reflect the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all previous written or oral negotiations, commitments and writings with respect to such subject matter, including, without limitation, the term sheet dated as of September 27, 2006.

11.5 Assignability; Binding Effect. This Agreement shall not be assignable by any Party without the prior written consent of the other Parties, provided that the Parent and Merger Subs may assign this Agreement to any Affiliate of the Parent that is a wholly owned direct or indirect subsidiary of the Parent, or to any lender to the Parent as security for obligations to such lender. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

11.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a Party shall be deemed to include the feminine or neuter pronoun, as the context may require.

11.7 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in two or more counterparts and may executed in the form of facsimile signatures, each of which shall be deemed an original, but all of which shall constitute one and the same document.

11.8 Amendments; Waivers. This Agreement may not be amended or modified except as set forth in writing and duly and validly executed by the Parties. No waiver hereunder shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of such waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any Party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

11.9 No Third Party Beneficiaries. No provision of this Agreement or any other Transaction Document is intended to create any right of, or obligation to, any third party other than the Parties, except to the extent specifically provided in Section 9 with respect to the Parent Indemnified Parties.

11.10 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement (including, without limitation, Sections 5.1, 5.2 and 8.1) by any Person subject hereto will result in irreparable injury to the other Parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other Parties may enforce their respective rights by actions for specific performance and to seek both temporary and permanent injunctive relief, without the necessity of proving actual damages, but without limitation of their rights to recover such damages. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed as of the date set forth above.

MCF CORPORATION

By:
Name:
Title:

MEDPANEL ACQUISITION I CORP.

By:
Name:
Title:

PANEL INTELLIGENCE, LLC

By:
Name:
Title:

MEDPANEL, INC.

By:
Name:
Title:

PRINCIPAL STOCKHOLDER AND STOCKHOLDER REPRESENTATIVE:

William Febbo

Exhibit A

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of                       200    (this “Escrow Agreement”), is entered into by and among MCF Corporation (“MCF”), Mr. William Febbo (the “Stockholder Representative”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).

WHEREAS, MCF, Stockholder Representative, MedPanel, Inc. (“MedPanel”) and certain other parties entered into a Agreement and Plan of Merger, dated November     , 2006 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, MCF and Stockholder Representative have agreed to enter into this Escrow Agreement with the Escrow Agent;

WHEREAS, pursuant to the Merger Agreement, MCF has agreed to deliver to the Escrow Agent a certain number of its shares of common stock (“MCF Common Stock”), which shares are to be held, released and/or returned by the Escrow Agent in accordance with this Escrow Agreement; and

WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent only for the expressed duties outlined herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Escrow Shares. Upon receipt, the Escrow Agent shall acknowledge receipt of (i) a certificate representing an aggregate of [                     ] shares of MCF Common Stock (the “Balance Sheet Escrow Shares”) and (ii) a certificate representing an aggregate of [                     ] shares of MCF Common Stock (the “Indemnity Escrow Shares” and, collectively with the Balance Sheet Escrow Shares, the “Escrow Shares”). The Escrow Agent shall retain the Escrow Shares in escrow and shall release and/or return the Escrow Shares in accordance with the terms of this Escrow Agreement.

2. Rights with Respect to Escrow Shares. None of the Escrow Shares shall be subject to any liens or charges by MCF, Stockholder Representative or the Escrow Agent, or judgments or creditors’ claims against MCF, Stockholder Representative or the Escrow Agent, until released and/or returned as hereinafter provided. MCF and Stockholder Representative each understands and agrees that neither it nor any other party (including any of the former stockholders of MedPanel) shall be entitled to any Escrow Shares, and no such shares shall become any of its property, except as released and/or returned pursuant to Section 3. The Escrow Agent will not use the information provided to it by MCF or Stockholder Representative for any purpose other than to fulfill its obligations as Escrow Agent, and shall treat all such information as confidential.

3. Release and/or Return of Escrow Shares.

(a) Balance Sheet Escrow Shares. Promptly after the date on which the Closing Date Balance Sheet (as defined in the Merger Agreement) is finally determined in accordance with the Merger Agreement, MCF and Stockholder Representative shall deliver a written notice to the Escrow Agent signed by both MCF and Stockholder Representative setting forth (i) the number of Balance Sheet Escrow Shares that is to be returned to MCF (if any), (ii) subject to (a)(i) the number of Balance Sheet Escrow Shares as the Stockholder Representative may require to be transferred to the Stockholder Representative and held as a reserve for expenses or sold in accordance with Section 10.5 of the Merger Agreement, and (iii) the name and address of each person that is to receive any portion of the balance of the Balance Sheet Escrow Shares, along with the number of Balance Sheet Escrow Shares that each such person is to receive (the “Balance Sheet Escrow Release Notice”). Promptly upon receipt of the Balance Sheet Escrow Release Notice, the Escrow Agent shall (x) direct                      , the transfer for MCF common stock, to prepare certificates for each such person that is to receive Balance Sheet Escrow Shares and mail such certificates to the address of such person as set forth in the Balance Sheet Escrow Release Notice or the Stockholder Representative, as applicable, and (y) the original certificates representing all of the Balance Sheet Escrow Shares not distributed in accordance with Section 3(a)(x) shall be cancelled and returned to MCF.

(b) Indemnity Escrow Shares. On the 18 month anniversary of the Closing Date (as defined in the Merger Agreement), MCF and Stockholder Representative shall deliver a written notice to the Escrow Agent signed by both MCF and Stockholder Representative setting forth (i) the number of Indemnity Escrow Shares that is to be returned to MCF (if any), (ii) subject to (a)(i) the number of Indemnity Escrow Shares as the Stockholder Representative may require to be transferred to the Stockholder Representative and held as a reserve for expenses or sold in accordance with Section 10.5 of the Merger Agreement and (iii) the name and address of each person that is to receive any Indemnity Escrow Shares, along with the number of Indemnity Escrow Shares that each such person is to receive (the “Indemnity Escrow Release Notice”). Promptly upon receipt of the Indemnity Escrow Release Notice, the Escrow Agent shall (x) direct , the transfer for MCF common stock, to prepare certificates for each such person that is to receive Indemnity Escrow Shares and mail such certificates to the address of such person as set forth in the Indemnity Escrow Release Notice or the Stockholder Representative, as applicable, and (y) the original certificate representing all of the Indemnity Escrow Shares not distributed in accordance with Section 3(b)(x) shall be cancelled and returned to MCF.

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(c) Failure to Deliver Release Notice. In the event that MCF and Stockholder Representative fail to deliver a release notice as contemplated in Sections 3(a) or 3(b), the Escrow Agent shall continue to hold the Escrow Shares in accordance with this Escrow Agreement until such notice is delivered, subject to the right of Escrow Agent to resign as escrow agent under Section 17.

4. Term of Escrow. This Escrow Agreement shall terminate upon the earliest of (i) the date on which all Escrow Shares have been released and/or returned in accordance with Section 3, (ii) the date on which the Escrow Agent receives a written notice signed by MCF and Stockholder Representative (x) stating that they wish to terminate this Escrow Agreement, and (y) specifying where the certificates representing the remaining Escrow Shares should be delivered, and (iii) the date the Escrow Agent institutes an interpleader action in accordance with Section 17.

5. Duty and Liability of the Escrow Agent.

(a) The sole duty of the Escrow Agent shall be to receive the Escrow Shares and hold them subject to release and/or return, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether MCF or Stockholder Representative is complying with the requirements of this Escrow Agreement, the Merger Agreement or applicable law in delivering the Escrow Shares to the Escrow Agent. No other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or the Escrow Agent may have knowledge thereof, and the Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between MCF, Stockholder Representative or MedPanel. The Escrow Agent shall have no duty or responsibility to ensure, monitor or enforce compliance by the Stockholder Representative with subsections (x) and (y) of Sections 3(a) and 3(b) hereof.

(b) The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Escrow Agreement. Concurrent with the execution of this Escrow Agreement, MCF shall deliver to the Escrow Agent an authorized signers form in the form of Exhibit A to this Escrow Agreement. All notices to be signed by the Stockholder Representative shall be signed by Mr. William Febbo; provided, however, in the event that Mr. Febbo is removed or replaced as the Stockholder Representative pursuant to the Merger Agreement, this Escrow Agreement shall be amended so that such replacement Stockholder Representative is party to this Escrow Agent, after which, the Escrow Agent shall be entitled to conclusively rely on the signature of such replacement Stockholder Representative.

(c) The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.

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(d) The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Escrow Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Escrow Agreement against the Escrow Agent.

(e) In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that any controversy should arise with respect to this Escrow Agreement the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(f) In no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(g) The parties agree that the Escrow Agent has no role in the preparation of the Merger Agreement, has not reviewed any such agreement or any of the other documents contemplated thereby (other than this Escrow Agreement) and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Merger Agreement or the issuance, offering or sale of the Escrow Shares.

6. Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by MCF. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from MCF.

7. Taxes; Interest; Penalties. MCF and Stockholder Representative (in such Stockholder Representative’s capacity as the Stockholder Representative on behalf of the Stockholders (as defined in the Merger Agreement)) agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall be determined by a court of competent jurisdiction to have been caused by the Escrow Agent’s gross negligence or willful misconduct. The terms of this Section shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

8. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

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If to MCF:

MCF Corporation
600 California Street
9th Floor
San Francisco, CA 94108
Attn: General Counsel
Tel: (415) 248-5600
Fax: (415) 248-5690

If to Stockholder Representative:

c/o Panel Intelligence, LLC
44 Brattle Street
Suite 4
Cambridge, MA 02138
Attn:NWilliam Febbo
Tel: (617) 661-8080
Fax: (617) 661-8089

If to Escrow Agent:
Wells Fargo Bank N.A.
707 Wilshire Blvd., 17th Floor
Los Angeles, CA 90017
Attn: Kyle Lim
Tel: (213) 614-3493
Fax: (213) 614-3355

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

9. Indemnification of Escrow Agent: MCF and Stockholder Representative (in such Stockholder Representative’s capacity as the Stockholder Representative on behalf of the Stockholders (as defined in the Merger Agreement)) hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such action, claim or proceeding is determined by a court of competent jurisdiction to be the result of the willful misconduct of the Escrow Agent. The terms of this Section shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

10. Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

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11. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

12. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

13. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. MCF and Stockholder Representative agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Merger Agreement.

14. Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

15. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

16. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17. Resignation. The Escrow Agent may resign upon 30 days advance written notice to the parties hereto. If a successor escrow agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Escrow Shares with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

MCF:

MCF CORPORATION

By:
Name:
Title:

STOCKHOLDER REPRESENTATIVE:

William Febbo

Wells Fargo Bank, National Association, as Escrow Agent

By:
Its:
Date:

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EXHIBIT A
CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of MCF Corporation and are authorized to initiate and approve transactions of all types with respect to this Escrow Agreement on behalf of MCF Corporation

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

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EXHIBIT B

Escrow Agent Fees

8

Exhibit B

CALCULATION OF INCENTIVE CONSIDERATION AMOUNT

1. Definitions and Construction.

(a) Except as otherwise defined in this Exhibit B, capitalized terms used in this Exhibit B that are not defined shall have the meanings given to such terms in the Agreement.

(b) “Cumulative Revenue” means, with respect to a specified period of time, the gross revenue recognized or earned by the Surviving Company during such period of time, calculated in accordance with GAAP.

(c)“Cumulative EBITDA” means for any period, an amount equal to the sum of (a) the aggregate net income (or loss) of the Surviving Company during such period determined in accordance with GAAP but excluding therefrom all extraordinary items of income or loss plus (b) all amounts deducted in the computation thereof on account of (i) interest, (ii) income taxes, (iii) depreciation, (iv) amortization, and (v) non-cash compensation expenses.

(d) In calculating Cumulative Revenue and Cumulative EBITDA, the following methodologies shall be used: The Surviving Company will not be allocated a cost of capital charge. The Surviving Company will be allocated corporate or overhead charges when such charges represent pass-through charges for services that the Surviving Company would otherwise have purchased to support its own operations. In addition to the pass-through of charges for services directly consumed by the Surviving Company, the Surviving Company may be allocated a portion of expenses (not to include corporate overhead, NASD or SEC compliance, tax reporting or planning, or audit-related charges, or amortization or depreciation of capitalized expenditures) incurred by Parent in order to provide the Surviving Company with services reasonably necessary for the Surviving Company’s projected growth, in each case the extent mutually agreed in good faith by Parent and the Stockholder Representative. The mechanism and level for corporate or overhead charges will be determined collaboratively with input from the Parent, Surviving Company and the Stockholder Representative with the intention to maintain cost neutrality for the Surviving Company with respect to currently anticipated expenses. Parent, the Stockholder Representative and the Surviving Company shall further collaboratively determine the appropriate methodologies to ensure that Cumulative Revenue reasonably takes into account and recognizes revenue from the sale or other provision or use by Parent and its Affiliates of the services and products of the Surviving Company.

2. Incentive Consideration Amount. The Incentive Consideration Amount shall be the product of (i) the percentage set forth on Schedule I, Part A, to this Exhibit B that corresponds to the Cumulative Revenue and Cumulative EBITDA reflected in the Final Income Statement for the three-year period commencing January 1, 2007 (the “Incentive Payment Period”) times (ii) the Cumulative Revenue reflected in the Final Income Statement for the Incentive Payment Period. The Final Income Statement shall be determined in accordance with Sections 3 and 4 of this Exhibit B. Notwithstanding the foregoing, in the event that (a) Cumulative Revenue for the Incentive Payment Period is less than $20 million, or (b) Cumulative EBITDA for the Incentive Payment Period is less than $1.5 million, then in such event no Incentive Consideration Amount shall be payable under the Agreement.

3. Initial Income Statement. On or prior to February 28, 2010 (the “Earn-Out Determination Date”), the Surviving Company shall prepare and deliver to both the Parent and the Stockholder Representative a statement of income of the Surviving Company setting forth the Cumulative Revenue and Cumulative EBITDA for the Incentive Payment Period (the “Initial Income Statement”). The Stockholder Representative shall have thirty (30) days from the Earn-Out Determination Date (or 30 days from the date on which the Initial Income Statement is delivered to the Stockholder Representative, if the Initial Income Statement is for any reason not delivered within 30 days of the Earn-Out Determination Date) to review the Initial Income Statement and to notify the Parent in writing of any good faith dispute with the calculation of Cumulative Revenue and/or Cumulative EBITDA set forth in the Initial Income Statement (including without limitation reasonably detailed supporting calculations), which notice shall set forth in reasonable detail the basis for such dispute (the “Dispute Notice”). In the event that the Stockholder Representative does not notify the Parent of a dispute within such 30-day period (or agrees in writing with the Initial Income Statement within such 30-day period), the Initial Income Statement shall be final and the basis on which the Incentive Consideration Amount will be determined (the “Final Income Statement”). In the event that the Stockholder Representative shall submit a Dispute Notice on or before the last day of such 30-day period, the Parent, Surviving Company and the Stockholder Representative and their respective accountants shall negotiate in good faith to resolve such dispute as promptly as possible. Until such time as any such dispute is finally resolved, each of the Parent, Surviving Company and the Stockholder Representative shall provide the other Party and any independent auditors of such other Party with access at all reasonable times to the properties, books, records, work papers (including those of the parties’ respective accountants, subject to customary limitations) and personnel of the other for purposes of preparing and reviewing the Initial Income Statement, and for the matters contemplated by this Exhibit B.

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4. Dispute Resolution. If the Parent, Surviving Company and the Stockholder Representative and their respective accountants are unable to resolve any dispute raised in a timely delivered Dispute Notice within 15 days of the Stockholder Representative’s delivery of such Dispute Notice (the “Negotiation Period”), such dispute shall be resolved by a nationally recognized accounting firm which has not performed services for Parent, Surviving Company or the Stockholder Representative within the immediately preceding five (5) years, selected by the Parent within three (3) Business Days of the expiration of the foregoing 15-day period, and reasonably satisfactory to the Stockholder Representative (the“Independent Accounting Firm”). The Independent Accounting Firm shall commence its assignment within three (3) Business Days of its selection, shall make its determination as promptly as practicable, and such determination shall be final and binding on the Parties. The Independent Accounting Firm shall, acting as experts and not as arbitrators, determine the Final Income Statement in a manner consistent with this Exhibit B. The Independent Accounting Firm shall make its determination with reference to the guidelines and procedures set forth in this Exhibit B (i.e., not on the basis of an independent review). If the Parent has not designated an accounting firm that is reasonably satisfactory to the Stockholder Representative to act as the Independent Accounting Firm within three (3) Business Days of the end of the Negotiation Period, the Stockholder Representative and the Parent shall each, within five (5) Business Days of the end of the Negotiation Period, submit to their respective accountants the name of an accounting firm which does not at the time provide services to the Parent, Stockholder Representative or any of their Affiliates, and the Independent Accounting Firm shall be selected from these two firms by the respective accountants of the Parties within three (3) Business Days of the submission of names by the Parent and Stockholder Representative. If the Parent or the Stockholder Representative shall fail to submit the name of an accounting firm prior to the end of such five (5) Business Day period, then the accounting firm named by the other Party shall automatically become the Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated by the Independent Accounting Firm to the Party whose calculations with respect to the Initial Income Statement are most at variance with the Final Income Statement as determined by the Independent Accounting Firm.

5. Annual Budget, Working Capital; Operations.

(a) The parties intend that, during the Incentive Payment Period, the Surviving Company will have working capital in amounts consistent with the then applicable Annual Operating Budget.

(b) “Annual Operating Budget” means, for any year, during the Incentive Payment Period, the operating budget of the Surviving Company for such year as determined by the Parent and Stockholder Representative in accordance with Section 5(c) below, provided that the annual budget for the remainder of 2006 and all of 2007 shall be as set forth on the P&L Projection. In the event that the Parent and Stockholder Representative are unable to agree upon an Annual Operating Budget for an upcoming year in accordance with Section 5(c) below, the Annual Operating Budget for the then current year shall be the Annual Operating Budget for such upcoming year until the Parent and Stockholder Representative adopt a new Annual Operating Budget.

(c) On or before September 30 of each fiscal year beginning in 2007, the Stockholder Representative shall prepare a proposed operating budget for the following year. The Parent shall review the proposed operating budget and recommend revisions to the proposed operating budget (if any) to the Stockholder Representative by November 15 of such year. If revisions are requested by the Parent, the Stockholder Representative shall revise the proposed operating budget as the Stockholder Representative deems appropriate based on the revisions proposed by the Parent, and the Stockholder Representative shall submit a revised proposed operating budget to the Parent by December 1 of such year, after which the Stockholder Representative and Parent shall cooperate in good faith to finalize the proposed operating budget. In determining the Annual Operating Budget, the Parent and Stockholder Representative agree that such budget shall be prepared in a manner consistent with manner in which the projected P&L set forth on Schedule II hereto was prepared (the“P&L Projection”); provided that for the avoidance of doubt, the Annual Operating Budget may vary from the P&L Projection if the actual financial results of the Surviving Company vary from the P&L Projection.

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(d) The parties intend that the Surviving Company be operated so as to maintain and expand profitability and to achieve the Incentive Payment Amount during the period from the Effective Time through the Incentive Payment Date. Until the Incentive Payment Date, Parent (i) shall facilitate the Surviving Company’s maintenance of separate books and records so as to render a determination of Cumulative Revenue and Cumulative EBITDA practicable, (ii) will permit the Surviving Company, for so long as the Principal Stockholder continues as chief executive officer of the Surviving Company, to operate in a manner consistent with the manner in which the Company was operated prior to the Closing (subject to the Annual Operating Budget and applicable law), and (iii) for so long as the Principal Stockholder is chief executive officer of the Surviving Company, will not require the Surviving Company to move its corporate headquarters outside of the Boston metro area of the Commonwealth of Massachusetts. Not in limitation of the foregoing, material changes in the operation of the Surviving Company that the Stockholder Representative or Parent may deem appropriate, including changes in personnel, will be subject to mutual agreement of the Principal Stockholder and Parent. In the event that the Principal Stockholder shall for any reason cease to serve as chief executive officer of the Surviving Company, then the Stockholder Representative may, at its election upon written notice to Parent, appoint a representative (the “Representative”) who shall be entitled, from the date of his or her appointment through the final determination of the Incentive Payment Amount to request such information from Parent as shall be reasonably necessary to determine Parent’s compliance with the terms of this Exhibit B.

(e) Neither Parent nor Stockholder Representative (the “Breaching Party”) shall be deemed to be in breach of this Exhibit B unless (i) the party alleging such breach (the “Non-Breaching Party”) notifies the Breaching Party in writing, describing in reasonable detail the basis of such alleged breach, and (ii) the Breaching Party fails to cure such breach within 30 days of obtaining such notice. Notwithstanding the foregoing, if after receiving a notice of breach, the Breaching Party disputes that it has breached any of its obligations under this Exhibit B, such dispute shall be resolved in accordance with Section 11.2 of the Agreement.

3

Schedule I to Exhibit B
Part A

The matrix below sets forth the percentage to be used to determine the Incentive Consideration Amount at each of the specified tiers of Cumulative Revenue and Cumulative EBITDA. If the actual Cumulative Revenue and/or Cumulative EBITDA is greater than one tier but less than the next tier, the percentage to be used will be the percentage applicable to the lower tier. To illustrate, if Cumulative Revenue is $41,000,000 and Cumulative EBITDA is $3,500,000, then the applicable percentage would be 23.02%.

	Cumulative Revenue
Cumulative EBITDA		20,000,000	22,500,000	25,000,000	27,500,000	30,000,000	32,500,000	35,000,000	37,500,000	40,000,000	42,500,000	45,000,000
	1,500,000	1.05%	1.85%	2.44%	3.73%	6.33%	9.55%	10.98%	11.72%	12.38%	12.99%	13.56%
	1,800,000	1.88%	3.00%	4.80%	5.88%	8.43%	11.61%	13.00%	13.61%	14.16%	14.66%	15.13%
	2,100,000	2.97%	4.05%	7.16%	8.02%	10.53%	13.67%	15.03%	15.50%	15.93%	16.33%	16.71%
	2,400,000	3.98%	5.10%	8.57%	10.17%	12.63%	15.73%	17.05%	17.39%	17.70%	18.00%	18.28%
	2,700,000	5.00%	6.20%	9.43%	12.00%	14.14%	17.79%	19.08%	19.28%	19.47%	19.66%	19.86%
	3,000,000	6.01%	7.30%	10.29%	13.09%	15.43%	19.85%	21.10%	21.17%	21.24%	21.33%	21.43%
	3,300,000	7.03%	8.40%	11.14%	14.18%	16.71%	21.90%	23.13%	23.06%	23.02%	23.00%	23.01%
	3,600,000	8.05%	9.50%	12.21%	15.27%	18.00%	23.84%	25.15%	24.95%	24.79%	24.67%	24.58%

Part B

The matrix below sets forth the actual Incentive Consideration Amount that would be payable at the specified tiers.

	Cumulative Revenue
Cumulative EBITDA		20,000,000	22,500,000	25,000,000	27,500,000	30,000,000	32,500,000	35,000,000	37,500,000	40,000,000	42,500,000	45,000,000
	1,500,000	$210,000	$416,250	$609,375	$1,025,000	$1,900,000	$3,103,125	$3,842,500	$4,393,750	$4,953,750	$5,522,500	$6,100,000
	1,800,000	$376,000	$675,000	$1,200,000	$1,615,625	$2,530,000	$3,772,500	$4,551,250	$5,102,500	$5,662,500	$6,231,250	$6,808,750
	2,100,000	$594,000	$911,250	$1,790,625	$2,206,250	$3,160,000	$4,441,875	$5,260,000	$5,811,250	$6,371,250	$6,940,000	$7,517,500
	2,400,000	$796,000	$1,147,500	$2,142,857	$2,796,875	$3,790,000	$5,111,250	$5,968,750	$6,520,000	$7,080,000	$7,648,750	$8,226,250
	2,700,000	$1,000,000	$1,395,000	$2,357,143	$3,300,000	$4,242,857	$5,780,625	$6,677,500	$7,228,750	$7,788,750	$8,357,500	$8,935,000
	3,000,000	$1,202,000	$1,642,500	$2,571,429	$3,600,000	$4,628,571	$6,450,000	$7,386,250	$7,937,500	$8,497,500	$9,066,250	$9,643,750
	3,300,000	$1,406,000	$1,890,000	$2,785,714	$3,900,000	$5,014,286	$7,117,500	$8,095,000	$8,646,250	$9,206,250	$9,775,000	$10,352,500
	3,600,000	$1,610,000	$2,137,500	$3,000,000	$4,200,000	$5,400,000	$7,747,500	$8,803,750	$9,355,000	$9,915,000	$10,483,750	$11,061,250

4

Schedule II to Exhibit B

MedPanel P&L Projections	0	2007	2008	2009
	(proj. 2006)

Revenues
Financial
New MCF Generated Revenues	0	1,500,000	3,600,000	3,939,000
Renewal MCF Generated Revenues	0	0	1,050,000	3,255,000
Total MCF Generated Revenues - Financial	0	1,500,000	4,650,000	7,194,000
Total MP Generated Revenues - Financial	1,200,000	1,500,000	1,650,000	1,815,000
Total Financial Revenues	1,200,000	3,000,000	6,300,000	9,009,000
Total Bio/Pharma Revenues	4,100,000	5,330,000	7,195,500	10,073,700
Total Revenues	5,369,400	8,330,000	13,495,500	19,082,700
Cost of Sales	(1,944,341)	(3,165,400)	(5,128,290)	(7,251,426)
Gross Margin	3,425,059	5,164,600	8,367,210	11,831,274
Expenses
Compensation
Executive
Febbo Salary	165,000	181,500	199,650	219,615
Brick Salary	150,000	157,500	165,375	173,644
MCF MedPanel Marketing Directors (2) Base	—	150,000	150,000	150,000
MCF MedPanel Marketing Directors (2) Bonus	—	30,000	36,000	43,200
Sales Base Compensation - Pharma	497,006	700,000	850,000	900,000
Sales Incentive Compensation - Pharma	123,750	159,900	244,647	342,506
Sales Base Compensation - Financial	130,000	300,000	400,000	550,000
Sales Incentive Compensation - Financial	60,000	150,000	315,000	450,450
Other	924,243	2,070,304	3,198,620	4,519,650
Total Compensation (Pre-bonus)	2,049,999	3,899,204	5,559,292	7,349,065
Other - Overhead Expenses
Insurance	109,115	136,730	157,240	180,825
Marketing	91,430	120,250	156,325	203,223
Office Expense	65,116	66,000	79,200	95,040
Professional Fees	52,978	52,800	58,080	63,888
Rent	146,922	216,000	340,000	340,000
Technical Expense	91,516	99,000	108,900	119,790
Training	8,750	17,850	18,743	19,680
Travel and Entertainment	127,724	148,400	207,760	290,864
Total Other	693,551	857,030	1,126,248	1,313,930
MCF Sales Commissions	—	225,000	412,500	556,650
Total Pre-Bonus Operating Expenses	2,743,550	4,981,234	7,098,040	9,219,645
Pre-Bonus EBITDA	681,509	183,366	1,269,170	2,611,629
Febbo Bonus	58,473	151,500	258,275	278,910
Brick Bonus	40,000	151,500	258,275	278,910
Pre-Profit-Share-Pool EBITDA	583,036	(119,634)	752,620	2,053,809
Profit Share Pool		—	75,262	205,381
EBITDA	583,036	(119,634)	677,358	1,848,428
Net Interest Income (Expense)	(186)	(2,261)	(2,943)	(11,706)
Depreciation	(37,915)	(25,274)	(32,835)	(39,759)
Amortization	(24,429)	(19,618)	(21,803)	(23,220)
Total IDA	(62,530)	(47,153)	(57,581)	(74,685)
Pre-Tax Net Income	520,506	(166,787)	619,777	1,773,743
NOL			(454,922)
Taxable Income	520,506	(166,787)	164,855	1,773,743
Total TAXES	(6,245)	—	(57,699)	(620,810)
Net Income	514,261	(166,787)	562,078	1,152,933

5

Exhibit C

[FORM OF OPINION TO BE DELIVERED BY COUNSEL TO COMPANY]

MCF Corporation
600 California Street
9th Floor
San Francisco, CA 94108
Attn: General Counsel

MedPanel Acquisition Corp.
c/o MCF Corporation
600 California Street
9th Floor
San Francisco, CA 94108
Attn: General Counsel

Re: Merger Agreement, dated as of, 2006, by and among MCF Corporation, MedPanel Acquisition Corp. and MedPanel, Inc.

[Capitalized terms used in this form of opinion shall have the meanings given to them in the Merger Agreement]

1.	MedPanel, Inc., a Delaware corporation (the “Company”), is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power and authority under the Delaware General Corporation Law to own and hold its properties and to carry on its business as currently conducted.

3.
The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the respective Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby.

4.
The Company has taken all necessary corporate action to authorize the execution, delivery and performance of the respective Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

5.
The Company has duly executed and delivered the respective Transaction Documents to which it is a party. The Transaction Documents to which the Company is a party are valid and binding legal obligations of the Company, enforceable against it in accordance with their terms.

6.
The Transaction Documents to which the Principal Stockholder is a party are valid and binding legal obligations of the Principal Stockholder, enforceable against him in accordance with their respective terms.

7.
Neither the execution, delivery and performance of the Transaction Documents by the Company or the Principal Stockholder nor the consummation of the transactions contemplated thereby will: (i) violate or be in conflict with any provision of the certificate of incorporation or bylaws of the Company; (ii) violate any applicable U.S. federal or Massachusetts state statute, rule, regulation, the Delaware General Corporation Law, or any other order or restriction of any federal or state governmental entity or agency thereof specifically naming the Company, (iii) result in the breach of, or constitute a default under, or require any consent under, any of the Contracts set forth on Schedule I hereto; or (iv) require the consent or approval of, or any filing or registration with, any governmental authority other than (x) the filing of the Delaware Certificate of Merger, and (y) those which have been obtained.

8.
In addition, we advise you that to our knowledge, except as set forth in the Transaction Documents or the schedules thereto, there is no action, suit, or proceeding, or governmental inquiry or investigation pending or threatened against the Company which questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated thereby. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company nor have we undertaken any further inquiry whatsoever.

II-1